SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to [SECTION] 240.14a-12

                         FIRST FEDERAL BANCORP, INC.
---------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

      1)    Title of each class of securities to which transaction applies:
            Common shares, no par value

      2)    Aggregate number of securities to which transaction applies:
            3,622,146 (including 3,286,221 shares outstanding, plus 335,925 shares subject to options for which payment will be received)

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            The purchase price is $13.25 in cash per share. There are currently 3,286,221 shares outstanding, and options to purchase 335,925 shares have an aggregate exercise price of $2,055,035. The aggregate payment for the options will equal $13.25 for each share subject to an option, less the exercise price. The maximum value of the transaction is, therefore, ($13.25 x 3,286,221) + ($13.25 x 335,925) - $2,055,035 = $45,938,399.

      4)    Proposed maximum aggregate value of transaction:
            $45,938,399

      5)    Total fee paid:
            $5,820.40

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ______________________________________

      2)    Form, Schedule or Registration Statement No.:
            ______________________________________

      3)    Filing Party:
            ______________________________________

      4)    Date Filed:
            ______________________________________

[It is intended that these proxy materials will be released to shareholders on or about October 6, 2004.]

                         FIRST FEDERAL BANCORP, INC.
                              505 Market Street
                           Zanesville, Ohio 43701
                               (740) 588-2222

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

      Notice is hereby given that a special meeting of the shareholders of First Federal Bancorp, Inc., an Ohio corporation ("Bancorp"), will be held at the Holiday Inn at 4645 East Pike, Zanesville, Ohio 43701, on November 8, 2004, at 10:00 a.m., Eastern Standard Time, for the following purposes, which are more completely set forth in the accompanying proxy statement:

      1. To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of August 2, 2004, by and among Park National Corporation, an Ohio corporation ("Park"), Park Merger Corp., an Ohio corporation and wholly-owned subsidiary of Park ("Merger Corp."), and Bancorp, as amended by the Amendment to Agreement and Plan of Merger, dated as of September 15, 2004 (collectively, the "merger agreement"), pursuant to which Merger Corp. will, upon the satisfaction of certain conditions, merge with and into Bancorp in a transaction in which each outstanding Bancorp share will be canceled and extinguished in consideration and exchange for the right to receive $13.25 cash; and

      2. To transact such other business as may properly come before the special meeting or any adjournments thereof (including the adjournment of the special meeting to allow for additional solicitation of shareholder votes in order to obtain a quorum or to obtain the required vote to adopt the merger agreement and approve the transactions contemplated by the merger agreement).

      Only shareholders of Bancorp of record at the close of business on September 23, 2004, will be entitled to receive notice of and to vote at the special meeting and at any adjournments thereof. Whether or not you expect to attend the special meeting, we urge you to consider the accompanying proxy statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a proxy does not affect your right to vote in person in the event you attend the special meeting.

                             By Order of the Board of Directors,




                             J. William Plummer, President

Zanesville, Ohio
September 28, 2004

                         FIRST FEDERAL BANCORP, INC.
                              505 Market Street
                           Zanesville, Ohio 43701
                               (740) 588-2222

                               PROXY STATEMENT

                             GENERAL INFORMATION

      Subject to the satisfaction of the conditions set forth in the Agreement and Plan of Merger, dated as of August 2, 2004, by and among Park National Corporation, Park Merger Corp. and First Federal Bancorp, Inc., as amended by the Amendment to Agreement and Plan of Merger, dated as of September 15, 2004 (collectively the "merger agreement"), First Federal Bancorp, Inc. ("Bancorp"), and Park National Corporation ("Park") have agreed to merge a wholly-owned subsidiary of Park with and into Bancorp with Bancorp being the surviving corporation. Immediately after this merger becomes effective, the surviving corporation will be merged with and into Park, after which First Federal Savings Bank of Eastern Ohio, a wholly-owned subsidiary of Bancorp ("First Federal Savings Bank"), will convert into a national bank and Century National Bank, a wholly-owned subsidiary of Park, will be merged with and into First Federal Savings Bank. The name of the resulting bank will be Century National Bank.

      The merger cannot occur unless the holders of a majority of the outstanding shares of Bancorp adopt the merger agreement. The Bancorp board of directors has scheduled a special meeting of shareholders of Bancorp to vote on the adoption of the merger agreement as follows:

                      November 8, 2004
                      10:00 a.m., Eastern Standard Time
                      Holiday Inn
                      4645 East Pike
                      Zanesville, Ohio

      This document provides you with detailed information about the proposed merger. Please see "WHERE YOU CAN FIND MORE INFORMATION" for additional information about Bancorp and Park on file with the Securities and Exchange Commission.

      This document and the proxy are being mailed to shareholders of Bancorp beginning on or about October 6, 2004.

                                 ----------

      Neither the Securities and Exchange Commission nor any state securities regulator has determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

      You should be aware that this is a complicated transaction. We urge Bancorp shareholders to read and consider carefully this document in its entirety.

              The date of this document is September 28, 2004.

                         FIRST FEDERAL BANCORP, INC.
                               PROXY STATEMENT

                              TABLE OF CONTENTS
                              -----------------

                                                                       Page
                                                                       ----

QUESTIONS AND ANSWERS ABOUT THE MERGER                                    1

SUMMARY                                                                   4

THE COMPANIES                                                             8
  First Federal Bancorp, Inc.                                             8
  Park National Corporation                                               8

SPECIAL MEETING                                                           9
  Introduction                                                            9
  Matters to be considered                                                9
  Board of directors' recommendation                                      9
  Record date and voting                                                  9
  Revocability of proxies                                                10
  Vote required                                                          10
  Solicitation of proxies                                                10

DISSENTERS' RIGHTS OF APPRAISAL                                          11

THE MERGER AND MERGER AGREEMENT                                          12
  Introduction                                                           12
  Background and reasons for the merger                                  12
  Opinion of Keefe, Bruyette & Woods, Inc.                               15
  Recommendation of the board of directors of Bancorp                    19
  Conduct of business if the merger is not consummated                   19
  Exchange of Bancorp shares                                             19
  Representations, warranties and covenants                              19
  Conduct of business pending the merger                                 20
  Conditions to the merger                                               22
  Effective time                                                         23
  Termination                                                            23
  Surrender of certificates evidencing Bancorp shares                    24
  Federal income tax consequences                                        24
  Interests of Bancorp directors and executive officers                  25
  Employee benefits                                                      26
  Accounting treatment                                                   27

REGULATORY APPROVALS                                                     27

VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT                                                          27

SHAREHOLDER PROPOSALS                                                    29

WHERE YOU CAN FIND MORE INFORMATION                                      29

ANNEX A Agreement and Plan of Merger and Amendment

ANNEX B Fairness Opinion

ANNEX C Dissenters' Rights, Ohio Revised Code Section 1701.85

                   QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHY DO BANCORP AND PARK WANT TO MERGE?

A. Bancorp believes that the consideration offered to its shareholders is fair and that Park is a sound merger partner. Park wants to serve its customers in Bancorp's service areas more effectively and expand Park's presence in those service areas.

Q. HOW WILL I BENEFIT?

A. The Bancorp board of directors believes that you will benefit by receiving $13.25 in cash in exchange for each share of Bancorp that you own upon the consummation of the merger.

Q. IF I DO NOT FAVOR THE TRANSACTION, WHAT ARE MY RIGHTS?

A. If you are a shareholder of Bancorp as of the record date and you do not vote in favor of the adoption of the merger agreement, you will have the right under Ohio Revised Code Section 1701.85 to demand the fair cash value for your shares of Bancorp. The right to make this demand is generally known as "dissenters' rights." To perfect your dissenters' rights, you must deliver to Bancorp a written demand for payment of the fair cash value of your shares and otherwise comply strictly with all of the requirements of Ohio Revised Code Section 1701.85. You must state in your written demand the amount that, in your opinion, is the fair cash value of your shares. Your written demand must be delivered to Bancorp not later than ten days after the special meeting of shareholders of Bancorp.

Q. WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE MERGER?

A. For federal income tax purposes, you may have a gain with respect to the cash payment you receive. The gain generally will be treated as capital gain if the shares are held as capital assets.

Q. WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We plan to complete the transaction as soon as possible after the special meeting, assuming the required shareholder approval is obtained. The transaction is also subject to the approval of federal bank regulatory authorities and the satisfaction of other closing conditions. We expect the transaction to be completed in the fourth quarter of calendar year 2004.

Q. WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?

A. The special meeting will be held at 10:00 a.m., Eastern Standard Time, on November 8, 2004, at the Holiday Inn, 4645 East Pike, Zanesville, Ohio.

Q. WHAT DO I NEED TO DO NOW?

A. Just mail your completed, signed and dated proxy in the enclosed return envelope as soon as possible so that your Bancorp shares will be represented at the special meeting.

Q. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A. Many Bancorp shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

      Shareholder of Record

      If your shares are registered directly in your name with Bancorp's transfer agent, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent directly to you by Bancorp. As a shareholder of record, you have the right to grant your proxy directly to the individuals designated by Bancorp or to vote in person at the special meeting. Bancorp has enclosed a proxy for your use.

      Beneficial Owner

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction card for your use. If you are a Bancorp shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend the special meeting and to vote your shares at the special meeting.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will vote your Bancorp shares with respect to the merger agreement only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q. MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are the record holder of the shares, you can do this in three ways. First, you can send Bancorp a written statement that you would like to revoke your proxy, if such written notice is received prior to the date of the special meeting. Second, you can send Bancorp a new signed and later-dated proxy, provided that such proxy is received prior to the date of the special meeting. Third, you can attend the special meeting and vote in person. However, your attendance alone will not revoke your proxy.

      For shares held beneficially by you, but not as record holder, you may change your vote by submitting new voting instructions to your broker or nominee.

Q. HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A. Shares held directly in your name as the shareholder of record may be voted in person at the special meeting. If you choose to attend, please bring the enclosed proxy or proof of identification.

Q. HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY?

A. If you are the record holder of the shares and you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement.

Q. WHAT WILL BE THE EFFECT IF I DO NOT VOTE?

A. Not voting will have the same effect as voting against the merger agreement.

Q. SHOULD I SEND IN MY SHARE CERTIFICATE NOW?

A. No. If the merger is completed, you will receive written instructions for exchanging your share certificates.

Q. WHO CAN ANSWER MY QUESTIONS ABOUT THE MERGER AND HOW I CAN SUBMIT MY
PROXY?

A. If you have more questions about the merger or how to submit your proxy, please call J. William Plummer or Connie Ayres LaPlante at (740) 588-2222.

                                   SUMMARY

      This summary highlights certain information from this document. It does not contain all of the information that is important to you. To understand the merger agreement more fully and for a complete description of the legal terms of the merger agreement, you should read carefully this entire document and the documents to which we have referred you.

      Throughout this document, the term "merger" refers to the proposed merger of a wholly-owned subsidiary of Park with and into Bancorp with Bancorp being the surviving corporation. Immediately after this merger becomes effective, the surviving corporation will be merged with and into Park, after which First Federal Savings Bank will be converted into a national bank and Century National Bank will be merged with and into First Federal Savings Bank. The term "merger agreement" refers to the Agreement and Plan of Merger, dated as of August 2, 2004, by and among Park National Corporation, Park Merger Corp. and First Federal Bancorp, Inc., as amended, a copy of which is included at the end of this proxy statement as Annex A.

Introduction

      On August 2, 2004, Bancorp, Park and Park Merger Corp. ("Merger Corp.") entered into the merger agreement, which was amended by the parties as of September 15, 2004. If the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding Bancorp shares and if all other conditions to the consummation of the merger are satisfied or waived, Merger Corp. will merge with and into Bancorp. On the date on which the merger becomes effective, each outstanding Bancorp share will be canceled and extinguished in consideration and exchange for the right to receive $13.25 in cash.

      The merger consideration was determined as a result of arm's-length negotiations between the boards of directors of Park and Bancorp. Such negotiations commenced when Park responded to Bancorp's request by making an offer to Bancorp based upon the subjective consideration by Park of a number of factors, including, but not limited to, the book value and earnings per share of Bancorp, the asset quality of Bancorp and the amounts paid in similar transactions.

      On [September 14], 2004, there were [3,286,221] Bancorp shares outstanding and [335,925] Bancorp shares subject to outstanding options. The exercise price of each outstanding option ranged between $3.25 and $11.875, with a weighted average of $6.12 per share. Each of the outstanding Bancorp options not exercised before the effective date of the merger will be canceled and extinguished in exchange for the right to receive an amount per share subject to such options equal to $13.25 less the exercise price per share.

      Following the consummation of the merger, Bancorp will be a wholly-owned subsidiary of Park. Immediately after the effective date, Bancorp will merge with and into Park, as a result of which the separate corporate existence of Bancorp will terminate. After the first two mergers, First Federal Savings Bank of Eastern Ohio, a wholly-owned subsidiary of Bancorp, will convert into a national bank, and Century National Bank will merge with and into First Federal Savings Bank. The name of the resulting national bank will be Century National Bank.

The companies (page 8)

      First Federal Bancorp, Inc.
      505 Market Street
      Zanesville, OH 43701
      (740) 588-2222

      Bancorp is a unitary savings and loan holding company incorporated under the laws of the State of Ohio and owns all of the issued and outstanding shares of First Federal Savings Bank, a federally chartered savings bank. Bancorp's activities have been limited primarily to holding the common stock of First Federal Savings Bank.

      First Federal Savings Bank conducts business from its main office at 505 Market Street in Zanesville, two full-service branches in Zanesville and three full-service branch offices located in Roseville, Coshocton and Newcomerstown, Ohio. First Federal Savings Bank is primarily engaged in the business of attracting savings deposits from the general public and investing such funds in loans secured by various types of real estate, consumer loans and commercial loans, as well as government and agency obligations, mortgage-backed securities and other investments.

      Park National Corporation
      50 North Third Street
      Newark, OH 43055
      (740) 349-8451

      Park, an Ohio corporation, is a multi-bank holding company headquartered in Newark, Ohio, with $5.1 billion in consolidated assets. Through its banking subsidiaries, The Park National Bank, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co. and The Citizens National Bank of Urbana, Park is engaged in a general commercial banking and trust business. As of September __, 2004, Park affiliates operated 119 financial service offices and a network of 118 automated teller machines in 26 counties throughout Ohio.

Special meeting of Bancorp shareholders (page 8)

      The special meeting will be held at 10:00 a.m., Eastern Standard Time, on November 8, 2004, at the Holiday Inn at 4645 East Pike, Zanesville,
Ohio. At the special meeting, shareholders of Bancorp will be asked to consider and act upon (i) the adoption of the merger agreement and (ii) such other business as may properly come before the special meeting and any adjournments thereof. In the event that a sufficient number of votes to adopt the merger agreement is not received, the special meeting may be adjourned for up to 30 days. Only the holders of record of Bancorp shares outstanding on the record date will be entitled to receive notice of and to vote at the special meeting and any adjournments thereof. As of the record date, ______________ Bancorp shares were outstanding and entitled to vote and held of record by approximately ____________ shareholders.

Vote required (page 10)

      The affirmative vote of the holders of a majority of the outstanding Bancorp shares, voting in person or by proxy, will be necessary to adopt the merger agreement. The affirmative vote, therefore, of the holders of ___________ Bancorp shares will be necessary to adopt the merger agreement.

      As of the record date, the directors and executive officers of Bancorp had sole or shared voting power, in the aggregate, with respect to __________ outstanding Bancorp shares, or _____% of the outstanding Bancorp common shares.

Dissenters' rights of appraisal (page 10)

      Any shareholder of Bancorp who does not vote in favor of the adoption of the merger agreement and who delivers a written demand for payment of the fair cash value of such shareholder's Bancorp shares not later than ten days after the special meeting and in the manner provided by Ohio Revised Code [SECTION]1701.85, a copy of which is attached hereto as Annex C, shall be entitled, if and when the merger is consummated and upon strict compliance with certain procedures set forth in Ohio Revised Code [SECTION]1701.85, to receive the fair cash value of such Bancorp shares. A shareholder of Bancorp who wishes to submit a written demand for payment of the fair cash value of shares should deliver such demand to J. William Plummer, President, First Federal Bancorp, Inc., 505 Market Street, Zanesville, Ohio 43701.

Reasons for the merger (page 12)

      The boards of directors of Bancorp and Park have proposed the merger because each believes the merger is in the best interests of its corporation and its shareholders.

      In deciding to approve the merger, Bancorp's board of directors considered, among other things, the opinion of its financial advisor, Keefe, Bruyette & Woods, Inc., that the financial consideration to be received by Bancorp's shareholders in the merger is fair to the shareholders of Bancorp from a financial point of view as of August 2, 2004. The written opinion of Keefe, Bruyette & Woods, affirming that opinion as of the date of this proxy statement, is attached as Annex B to this document. We encourage you to read the opinion in it entirety.

The merger (page 12)

      In the merger, Merger Corp. will merge with and into Bancorp. Unless you exercise your statutory dissenter's rights, you will receive $13.25 in cash for each share of Bancorp you own. We encourage you to read the merger agreement because it is the legal document that governs the merger.

Conditions to completing the merger (page 22)

      Completion of the merger depends upon the satisfaction of a number of conditions, including, among others, the following:

      * Bancorp's shareholders must adopt the merger agreement by vote of a majority of the outstanding shares; and

      * the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency must approve the merger, the subsequent merger of Bancorp into Park, the conversion of First Federal Savings Bank into a national bank and the merger of Century National Bank into First Federal Savings Bank.

      To the extent permitted by law, the merger agreement provides that certain of the other closing conditions may be waived by the party entitled to assert them. Bancorp's board of directors does not currently intend to seek shareholder approval of any waiver of any condition.

Termination of the merger agreement (page 23)

      The merger agreement may be terminated and the merger abandoned upon the occurrence of certain events, including, but not limited to, the following:

      *  mutual agreement of the parties;

      * the uncured material breach of the merger agreement by either party;

      * the failure to satisfy or waive all conditions to the consummation of the merger; or

      *  the failure to consummate the merger on or before June 30, 2005.

Federal income tax consequences (page 25)

      Each Bancorp shareholder may recognize gain with respect to the cash consideration received. The gain generally will be treated as capital gain if the shares are held as capital assets. No ruling has been or will be sought from the Internal Revenue Service as to the federal income tax consequences of the merger. The tax consequences of the merger to you may depend on the facts of your situation. You should consult your own tax advisor to understand fully the tax consequences of the merger to you.

Interests of directors and executive officers (page 25)

      Stock options held by directors, executive officers and employees will be cashed out in the amount of the difference between $13.25 and the exercise price for each option share.

      The non-employee directors of Bancorp have been offered the opportunity to serve on the board of directors of Century National Bank following the consummation of the merger transactions. As directors of Century National Bank, each director is expected to be paid $500 per monthly board meeting attended and $25 for each committee meeting attended and to be awarded 60 common shares of Park each year representing the annual retainer payable to that director for the year. J. William Plummer, the President and Chief Executive Officer of Bancorp, and Connie Ayres La Plante, the Treasurer of Bancorp, will receive the severance pay and benefits to which they are entitled under their existing employment agreements with Bancorp and First Federal Savings Bank for termination in connection with a change in control, as well as compensation for unused vacation and sick time. Mr. Plummer will also be compensated pursuant to an agreement not to compete among Bancorp, First Federal Savings Bank and Mr. Plummer.

                                THE COMPANIES

First Federal Bancorp, Inc.

      Bancorp is a unitary savings and loan holding company organized under Ohio law in 1992. Through its wholly-owned subsidiary, First Federal Savings Bank of Eastern Ohio, Bancorp is engaged in the business of accepting deposits and making loans in Ohio.

      First Federal Savings Bank is a federally chartered stock savings bank that has served the Zanesville, Ohio, area for over 100 years. First Federal Savings Bank is engaged primarily in the business of attracting savings deposits from the general public and investing those funds in loans secured by one- to four-family residential real estate located primarily in eastern Ohio. First Federal Savings Bank also originates consumer loans, primarily direct and indirect loans for the purchase of automobiles. In addition, First Federal Savings Bank originates loans for the purchase of multifamily real estate (over four units) and nonresidential real estate, other types of consumer loans, including home equity and home improvement loans, secured and unsecured lines of credit, and commercial loans. First Federal Savings Bank also invests in government and agency obligations, deposits in other financial institutions, mortgage-backed securities and other investments permitted by applicable law.

      First Federal Savings Bank conducts business from its main office in Zanesville and its five branches. Two of such branches are located in Zanesville, and the other three are located in Roseville, Coshocton and Newcomerstown, Ohio. First Federal Savings Bank's primary market area consists of the counties of Muskingum, Coshocton and Tuscarawas, in which its offices are located, and the adjacent county of Perry.

Park National Corporation

      Park, an Ohio corporation, is a multi-bank holding company headquartered in Newark, Ohio, with $5.1 billion in consolidated assets. Through its banking subsidiaries, The Park National Bank, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co. and The Citizens National Bank of Urbana, Park is engaged in a general commercial banking and trust business in small and medium population Ohio communities. Park's banking subsidiaries provide the following services: the acceptance of deposits for demand, savings and time accounts and the servicing of those accounts; commercial, industrial, consumer and real estate lending, including installment loans, credit cards, home equity lines of credit and commercial and auto leasing; trust services; cash management; safe deposit operations; electronic funds transfers; online Internet banking with bill pay service; and a variety of additional banking-related services tailored to the needs of individual customers. As of September __, 2004, Park affiliates operated 116 financial service offices and a network of 117 automated teller machines in 26 counties throughout Ohio. Park's banking subsidiaries deal with a wide cross-section of businesses and corporations located primarily in Ashland, Athens, Champaign, Clark, Coshocton, Crawford, Darke, Delaware, Fairfield, Fayette, Franklin, Greene, Hamilton, Hocking, Holmes, Knox, Licking, Madison, Marion, Mercer, Miami, Montgomery, Morrow, Muskingum, Perry and Richland Counties in Ohio.

                               SPECIAL MEETING

Introduction

      This proxy statement and the accompanying notice and proxy are furnished to shareholders of Bancorp in connection with the solicitation of proxies by the board of directors of Bancorp to be used at the special meeting of shareholders to be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio on November 8, 2004, at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof. Copies of this proxy statement and the accompanying notice and proxy are first being mailed to shareholders on or about October 6, 2004.

Matters to be considered

      At the special meeting, shareholders of Bancorp will be asked to consider and vote upon the following:

      1. The adoption of the merger agreement, a copy of which is attached hereto as Annex A, pursuant to which Merger Corp., a wholly-owned subsidiary of Park, will, upon the satisfaction of certain conditions, merge with and into Bancorp in a transaction in which each outstanding Bancorp share will be canceled and extinguished on the effective date of the merger in consideration and exchange for the right to receive $13.25 in cash; and

      2. The transaction of such other business as may properly come before the special meeting (including adjournment of the special meeting in order to allow for additional solicitation of shareholder votes in order to obtain a quorum or to obtain the required vote to adopt the merger agreement and approve the transactions contemplated by the merger agreement).

      On August 2, 2004, the date preceding the public announcement of the execution of the merger agreement, the closing bid and asked prices for Bancorp's shares were $8.75 and $8.89 per share, respectively. On
_______________, 2004, the closing bid and asked prices for Bancorp's common shares were $______ and $_______ per share, respectively.

Board of directors' recommendation

      The board of directors believes that the adoption of the merger agreement is in the best interests of Bancorp shareholders and recommends, therefore, the adoption of the merger agreement.

Record date and voting

      The close of business on September 23, 2004, has been fixed as the record date for determining the shareholders entitled to receive notice of, and to vote at, the special meeting. On the record date, there were ________ Bancorp shares outstanding. Bancorp has no class of securities outstanding other than the shares.

      All shares represented by each properly executed proxy received by the board of directors pursuant to this solicitation will be voted in accordance with the shareholder's directions as specified on the proxy. If no directions are specified on the proxy, the shares represented by the proxy will be voted in favor of the adoption of the merger agreement and in favor of the adjournment of the special meeting, if necessary.

      Management knows of no other matters to be brought before the special meeting. If any other matters are properly brought before the special meeting, however, the persons named as proxies in the enclosed proxy will vote in accordance with their best judgment on such matters.

Revocability of proxies

      Without affecting any vote previously taken, a shareholder signing and returning the accompanying proxy has the power to revoke the proxy at any time before exercise (i) by giving notice to Bancorp in a writing received by Ward D. Coffman, Secretary of Bancorp, at Bancorp's offices at 505 Market Street, Zanesville, Ohio 43701, (ii) by executing a later-dated proxy received by Bancorp before the special meeting or (iii) by attending the special meeting and giving notice of such revocation in person to the inspectors of election at the special meeting. Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy.

Vote required

      The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Bancorp shares entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Each shareholder is entitled to one vote for each share held. Under Ohio law, shares that are held by a nominee for a beneficial owner and that are represented in person or by proxy but are not voted with respect to the adoption of the merger agreement ("non-votes") are counted as present for purposes of establishing a quorum. The effect of an abstention or a non-vote is the same as a vote against the adoption of the merger agreement. If, however, the accompanying proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the adoption of the merger agreement and will not be considered "non-votes."

      If a quorum is not present at the special meeting, none of the proposals will be acted upon, and the board of directors will adjourn the special meeting to a later date in order to solicit additional proxies to assure the presence of a quorum.

Solicitation of proxies

      Bancorp will bear the cost of the solicitation of proxies from its shareholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram and telecopy by the directors and officers of Bancorp, who will receive no additional compensation for such services. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the distribution of solicitation materials to the beneficial owners of Bancorp shares held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with such distribution. Bancorp has retained Regan & Associates, a professional proxy solicitation firm, to assist in the solicitation of proxies. Bancorp will pay Regan & Associates a fee of $5,000.

                       DISSENTERS' RIGHTS OF APPRAISAL

      Holders of Bancorp shares who so desire are entitled to relief as dissenting shareholders under Ohio Revised Code [SECTION]1701.85. A shareholder of Bancorp will be entitled to such relief, however, only if the shareholder complies strictly with all of the procedural and other requirements of [SECTION]1701.85. The following summary does not purport to be a complete statement of the method of compliance with [SECTION]1701.85 and is qualified in its entirety by reference to the copy of [SECTION] 1701.85 attached hereto as Annex C.

      A Bancorp shareholder who wishes to perfect his rights as a dissenting shareholder in the event the merger agreement is adopted:

            (a) Must have been a record holder of Bancorp shares as to which he seeks relief on the record date;

            (b) Must not have voted his Bancorp shares in favor of adoption of the merger agreement; and

            (c) Must deliver to Bancorp, not later than ten days after the special meeting, a written demand for payment of the fair cash value of the shares as to which he seeks relief. Such written demand must state the name of the shareholder, his address, the number of shares as to which he seeks relief and the amount claimed as the fair cash value thereof.

      A vote against the adoption of the merger agreement will not satisfy the requirements of a written demand for payment. Any written demand for payment should be mailed or delivered to: J. William Plummer, President, First Federal Bancorp, Inc., 505 Market Street, Zanesville, Ohio 43701. As the written demand must be delivered to Bancorp within the ten-day period following the special meeting, it is recommended, although not required, that a shareholder using the mails should use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

      If Bancorp sends the dissenting shareholder, at the address specified in his demand, a request for the certificate(s) representing his shares, such dissenting shareholder must deliver the certificate(s) to Bancorp within 15 days of the sending of such request. Bancorp may endorse the certificate(s) with a legend to the effect that the shareholder has demanded the fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within 15 days of the request terminates the shareholder's rights as a dissenting shareholder. Bancorp must notify the shareholder of its election to terminate his rights as a dissenting shareholder within 20 days after the lapse of the 15-day period.

      Unless the dissenting shareholder and Bancorp agree on the fair cash value per share of the Bancorp shares, either may, within three months after the service of the written demand by the shareholder, file a petition in the Court of Common Pleas of Muskingum County, Ohio. If the court finds that the shareholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

      Fair cash value: (i) will be determined as of the day prior to the special meeting, (ii) will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, (iii) will not exceed the amount specified in the shareholder's written demand, and (iv) will exclude any appreciation or depreciation in market value resulting from the merger. The court will make a finding as to the fair cash value of a share and render judgment against Bancorp, for its payment with interest at such rate and from such date as the court considers equitable. The costs of proceedings will be assessed or apportioned as the court considers equitable.

      The rights of any dissenting shareholder will terminate if (a) the dissenting shareholder has not complied with [SECTION]1701.85, unless Bancorp, by its board of directors, waives such failure, (b) Bancorp abandons or is finally enjoined or prevented from carrying out, or the shareholders of Bancorp rescind their adoption of, the merger agreement,
(c) the dissenting shareholder withdraws his written demand with the consent of Bancorp, by its board of directors, or (d) Bancorp and the dissenting shareholder have not agreed upon the fair cash value per share of the Bancorp shares and neither has timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of the shares.

      Because a proxy which does not contain voting instructions will be voted for adoption of the merger agreement, a shareholder who wishes to exercise dissenters' rights must either (i) not sign and return his proxy, or (ii) if he signs and returns his proxy, vote against or abstain from voting on the adoption of the merger agreement.

      Bancorp shareholders who are not in favor of the merger but who do not wish to exercise dissenters' rights may, in the alternative, attempt to sell their shares in the open market at the then current market price.

                       THE MERGER AND MERGER AGREEMENT

      This section of the proxy statement describes certain aspects of the merger agreement, a copy of which is attached hereto as Annex A. The following description does not purport to be complete and is qualified in its entirety by reference to the merger agreement. All shareholders are urged to read the merger agreement in its entirety.

Introduction

      If the merger is consummated, Merger Corp., a wholly-owned subsidiary of Park, will merge into Bancorp. Immediately after, Bancorp will merge with and into Park, as a result of which the separate corporate existence of Bancorp will terminate. First Federal Savings Bank will then be converted into a national bank, and Century National Bank will merge with and into First Federal Savings Bank. The name of the surviving bank will be Century National Bank.

Background and reasons for the merger

      Bancorp was organized in 1992 in connection with the conversion of First Federal Savings Bank from the mutual form of ownership to the stock form of ownership. In its annual long-range planning sessions each year since Bancorp's formation, the board of directors of Bancorp consulted with its advisors on the best ways to increase shareholder value in an environment made increasingly competitive due to significant technological change, the proliferation of alternate deposit products and independent mortgage lenders and the increased consolidation of financial institutions in general.

      In March 2004, a strategic planning discussion focused on the current and future effects of changes in interest rates, the growing competition for loans and deposits and the economically uncertain environment in Muskingum County. While the directors generally expressed the belief that Bancorp could be managed successfully into the future as an independent community bank, they recognized that the future was subject to risk due to such economic uncertainty, competition and changes in interest rates.

      To assist in the consideration and analysis of Bancorp's position in view of the foregoing circumstances, the board of directors invited representatives of Keefe, Bruyette & Woods to make a presentation at a special March 12, 2004, meeting of the directors. With the assistance of Keefe, Bruyette & Woods, the directors considered several strategic alternatives for Bancorp, including remaining independent, an acquisition of another institution, a "merger of equals" and a merger of Bancorp into a much larger holding company in which Bancorp's independence would end.

      The directors engaged in a lengthy review and debate of all of the information presented by Keefe, Bruyette & Woods, including the required capital to develop and offer competitive products and services, and factors beyond their control, such as general and local economic conditions, fluctuations in interest rates and the uncertainty of world events. The directors also discussed personnel needs expected in the coming years. Based on the analysis of current merger activity by Keefe, Bruyette & Woods, the directors generally concluded that prices paid by holding companies for thrift institutions were on the rise, as a result of which a window of opportunity may be opened to provide shareholders a favorable return on their investment through a merger with another large holding company. Accordingly, the directors agreed to pursue the possibility of a merger and to engage Keefe, Bruyette & Woods to assist with the process.

      On April 20, 2004, representatives from Keefe, Bruyette & Woods met with the board of directors. Fifteen potential merger partners were identified on the basis of historic financial performance, relative size, ability to acquire Bancorp, potential interest in Bancorp's market area, compatibility of products and services of the institution to the products and services of Bancorp and a variety of other factors. Following an extensive discussion of the fifteen possibilities, the directors identified eight bank and thrift holding companies that might have an interest in pursuing a possible transaction with Bancorp. The directors then authorized the President of Bancorp to work with Keefe, Bruyette & Woods to assemble a confidential offering memorandum for distribution to such candidates upon receipt of confidentiality agreements.

      By May 26, 2004, the confidential offering memorandum had been prepared and provided to seven potential acquirers, and four companies had submitted indications of interest. The investment bankers for some of those companies told Keefe, Bruyette & Woods that the companies wanted an opportunity to increase their proposed prices if they would otherwise be precluded from participating in further consideration by Bancorp. The directors instructed Keefe, Bruyette & Woods to tell each of those four companies that they needed to present their best possible price immediately because some potential acquirers would be precluded from consideration based upon those prices.

      On June 1, 2004, the directors convened to review the revised non-binding indications of interest. Keefe, Bruyette & Woods reported that of the four companies submitting initial indications of interest, three increased their proposed prices in response to Keefe, Bruyette & Woods' suggestion that they submit their best possible price. Such indications of interest were analyzed in relation to Bancorp's financial statements and comparable transactions and with respect to the type of consideration being offered.

      The board of directors discussed at length each indication of interest and analysis. During the discussion, the directors eliminated two of the four on the basis that the value of each proposal was substantially below the value of the other two. The two not eliminated, including Park, were both bank holding companies. Based on extensive discussion of the proposals, the board of directors instructed Keefe, Bruyette & Woods to invite each of the two potential acquirers to perform a due diligence analysis of the books and records of Bancorp and to coordinate with management suitable times for such due diligence. The directors also instructed Keefe, Bruyette & Woods to contact one other specific prospect to determine its potential interest. When contacted, that prospect indicated it was not in a position to consider a transaction at the time.

      During June 2004, the two potential acquirers performed an extensive due diligence review of the books and records of Bancorp. In addition, the board of directors of Bancorp reviewed substantial information on each of the two potential acquirers. After the completion of such due diligence, the two potential acquirers presented final proposals in June 2004.

      At a meeting on June 23, 2004, the board of directors considered each acquisition proposal. Park's revised proposal provided for an exchange of each share of Bancorp for $13.11 cash. The other revised proposal provided for an exchange of each share of Bancorp for a combination of cash and shares of stock of such bank holding company with a value slightly higher than the $13.11 proposed by Park. Based on their review of the publicly available information on the bank holding company that made the other revised proposal, the directors expressed concerns about various aspects of the financial condition of the other holding company, including the historic and future stability of its stock price. In addition, the directors considered the fact that the other holding company had just entered into a merger agreement with another financial institution, which might slow the processing of a transaction with Bancorp.

      In view of the foregoing, the directors were inclined to focus primarily on the Park offer, even though the cash price was slightly lower than the other proposal's combined cash and stock value. The directors recognized that the stock market in general had been very volatile for a significant period of time. Because of the required shareholder and regulatory approval of the merger, the directors noted that the time between the execution of a merger agreement and the closing of a merger would be four to six months. While the directors desired to obtain a fair value for Bancorp, they did not wish to subject such value to the risks inherent in a volatile market during the four to six months between the execution of the merger agreement and the closing, particularly when they had fundamental concerns about the stability of the other bank holding company's stock. The directors believed that the cash offer eliminated any market risk. Upon the conclusion of extensive discussion, the directors asked Keefe, Bruyette & Woods to contact Park officials and attempt to obtain an increase in its offer. Park agreed to increase its proposal to $13.25, which matched the other potential acquirer's proposed price.

      After further consideration of the two proposals, the board of directors elected to negotiate an agreement with Park. On July 15, 2004, the board of directors met to discuss the various drafts of the agreement and the progress of negotiations. On August 2, 2004, the board of directors met to consider the final merger agreement and other relevant documents. At such meeting, Keefe, Bruyette & Woods delivered its opinion that the financial consideration was fair, from a financial point of view, to the holders of shares of Bancorp. After a thorough discussion of the contemplated transactions, the board of directors of Bancorp voted unanimously to approve the merger agreement and authorized execution of the merger agreement and related documents.

      In the course of reaching its determination to approve the merger agreement, the board of directors of Bancorp considered all factors it deemed material. Such factors included:

      * the factors discussed with Keefe, Bruyette & Woods at meetings with the board of directors;

      * the written opinion of Keefe, Bruyette & Woods that the financial consideration to be received by the shareholders of Bancorp pursuant to the merger agreement was fair from a financial point of view;

      *     the ability of Park to pay the merger consideration;

      * the type of business that Park conducts in the region, and the expanded products, services and pricing capabilities that Park may provide to the customers of both Park and Bancorp; and

      * the likelihood of receiving the required approvals in a timely manner.

      The foregoing discussion of the information and factors considered by the board of directors of Bancorp is not intended to be exhaustive, but constitutes the material factors considered by the board of directors. In reaching its determination to approve and recommend the merger agreement, the board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the merger agreement were the product of arm's-length negotiations between representatives of Bancorp and Park.

      For the reasons set forth above, the board of directors of Bancorp has unanimously approved the merger agreement as advisable and in the best interests of Bancorp and its shareholders and recommends that the shareholders of Bancorp vote for the adoption of the merger agreement.

Opinion of Keefe, Bruyette & Woods, Inc.

      In March 2004, Keefe, Bruyette & Woods was retained by Bancorp to evaluate Bancorp's strategic alternatives for increasing shareholder value and, in certain circumstances, to act as its financial advisor in connection with its ongoing consideration and implementation of such alternatives. Keefe, Bruyette & Woods, as part of its investment banking business, is continuously engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings and distributions of listed and unlisted securities. Keefe, Bruyette & Woods is familiar with the market for common stocks of publicly traded Midwest-based banks, thrifts and bank and thrift holding companies. The Bancorp board of directors selected Keefe, Bruyette & Woods on the basis of the firm's reputation and its experience and expertise in transactions similar to the merger and its prior work for and relationship with Bancorp in connection with Bancorp's strategic planning.

      Pursuant to its engagement, Keefe, Bruyette & Woods was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to be paid to the shareholders of

Bancorp. Keefe, Bruyette & Woods has delivered its fairness opinion to the Bancorp board of directors that as of August 2, 2004, and as of __________, 2004, the merger consideration is fair to the shareholders of Bancorp from a financial point of view. No limitations were imposed by the Bancorp board of directors upon Keefe, Bruyette & Woods with respect to the investigations made or procedures followed in rendering its opinion. Keefe, Bruyette & Woods has consented to the inclusion herein of the summary of its opinion to the Bancorp board of directors and to the attachment of its entire opinion hereto as Annex B.

      The full text of the opinion of Keefe, Bruyette & Woods, updated as of the date of this proxy statement, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached as Annex B to the proxy statement and should be read in its entirety. The summary of the opinion of Keefe, Bruyette & Woods set forth in this proxy statement is qualified in its entirety by reference to the opinion.

      In rendering its opinion, Keefe, Bruyette & Woods (i) reviewed the merger agreement; (ii) reviewed Bancorp's annual reports to shareholders and Annual Reports on Form 10-KSB for the fiscal years ended September 30, 2001, 2002 and 2003, and Bancorp's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2003, and March 31, 2004; (iii) reviewed Bancorp's proxy statements for its 2002, 2003 and 2004 annual shareholder meetings; (iv) discussed with senior management of Bancorp the current and prospective outlook for Bancorp; (v) considered historical quotations, levels of activity and the prices of recorded transactions in Bancorp's shares; (vi) reviewed the financial and stock market data of other thrifts and the financial and structural terms of several other recent transactions involving mergers and acquisitions of comparably situated companies; and
(vii) performed other analyses that Keefe, Bruyette & Woods considered appropriate.

      In rendering its opinion, Keefe, Bruyette & Woods assumed and relied upon the accuracy and completeness of the information provided to it by Bancorp. In its review, with the consent of Bancorp's board of directors, Keefe, Bruyette & Woods did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities and potential or contingent liabilities of Bancorp.

      Analysis of recent comparable acquisition transactions. In rendering its opinion, Keefe, Bruyette & Woods analyzed certain comparable merger and acquisition transactions of thrifts comparing the acquisition price relative to book value, tangible book value, latest twelve months earnings, and premium to core deposits. The analysis included a comparison of the minimum, median and maximum of the above ratios for representative pending acquisitions where the selling institution was a thrift, had assets between $100 million and $1 billion and return on average equity between 5% and 14%. As a result of these transaction criteria, the following selling thrifts were used in analyzing comparable transactions.

                             Selling Institution
                             -------------------

            Trust Bancorp, Inc.                DutchFork Bancshares, Inc.
            EverTrust Financial Group, Inc.    FSF Financial Corp.
            Liberty Bancshares, Inc.           Village Bank & Trust S.S.B.
            Warwick Community Bancorp          Western Ohio Financial Corp.

      The transaction analysis resulted in a range of values for Bancorp based upon comparable thrift merger and acquisition transactions. Keefe, Bruyette & Woods derived the median pricing metrics of the aforementioned comparable group and summarized the results of comparative thrift merger and acquisition transactions and compared the range of values to the consideration to be received by Bancorp shareholders. The comparable thrift merger and acquisition statistics are as follows:


                                     Price to
                       Price to      Tangible                        Core
                     Book Value    Book Value    Price to Last    Deposit
                          Ratio         Ratio        12 Months    Premium
                            (%)           (%)     Earnings (x)        (%)
                     ----------------------------------------------------

Minimum Value             142.2         142.2             12.9       12.6
Median Value              190.9         190.9             20.2       17.7
Maximum Value             268.5         268.5             27.0       23.0
                          -----------------------------------------------
$13.25 Park Offer         202.4         202.4             22.0       14.8
                          -----------------------------------------------

      Keefe, Bruyette & Woods viewed the aforementioned comparable group as the most appropriate in deriving a comparable transaction value based on Bancorp's size and earnings. With the query based on the above criteria producing eight transactions with reported pricing metrics in the comparable group, Keefe, Bruyette & Woods viewed such transactions as being statistically significant for the purposes of comparison. Keefe, Bruyette & Woods viewed the four resulting metrics (price to book value, price to tangible book value, price to last twelve months earnings and core deposit premium) from the comparable transactions, on a median basis, as the key metrics used to evaluate the fairness, from a financial point of view, of the transaction.

      Given that the value of the consideration on an aggregate basis to be paid in the merger, as of the date of the opinion, is greater than the median value of the range of comparable thrift transactions for price to book value, price to tangible book value and price to latest twelve month earnings, Keefe, Bruyette & Woods believes that this analysis supports the fairness, from a financial point of view, to Bancorp and its shareholders of the consideration to be paid in the merger.

      Discounted cash flow analysis. Keefe, Bruyette & Woods performed a discounted cash flow analysis of the forecasted financial performance of Bancorp using a best case scenario whereby earnings grew at management's estimates representing 17% average annual earnings growth rate. Keefe, Bruyette & Woods applied transaction multiples to earnings of 15.25x, 16.25x, 17.25x, 18.25x and 19.25x. The terminal multiple range is based on the terminal earnings multiple of completed transactions similar to this transaction. The combined cash flows and terminal value were then discounted back to present values using different discount ranges ranging from 10% to 13%, chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Bancorp shares taking into consideration such factors as current long-term interest rates, market capitalization size, earnings and liquidity of the shares. The results of Keefe, Bruyette & Woods' analysis are set forth in the following table:


                              Sensitivity Analysis
                                Terminal Multiple
Discount Rate    15.25x    16.25x    17.25x    18.25x    19.25x
---------------------------------------------------------------

    13.0%        $10.66    $11.30    $11.95    $12.59    $13.23
    12.0%         11.13     11.80     12.47     13.14     13.81
    11.7%         11.27     11.95     12.63     13.31     13.99
    11.0%         11.62     12.33     13.03     13.73     14.43
    10.0%         12.14     12.88     13.61     14.34     15.08

      Based on the foregoing criteria and assumptions, Keefe, Bruyette & Woods determined that the change-in-control present value of the Bancorp shares ranged from $10.66 to $15.08 per share. Given that the value of the consideration on a per share basis to be paid in the merger, as of the date of the opinion, is in the middle part of the range derived from the discounted cash flow analysis, Keefe, Bruyette & Woods believes that this analysis supports the fairness, from a financial point of view, to Bancorp and its shareholders of the consideration to be paid in the merger.

      The discounted cash flow analysis of Bancorp does not necessarily indicate actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values, projected capital structure, and discount rates.

      The fairness opinion of Keefe, Bruyette & Woods is limited to the fairness as of its date, from a financial point of view, of the consideration to be paid in the merger and does not address the underlying business decision to effect the merger (or alternatives thereto), nor does it constitute a recommendation to any shareholder of Bancorp as to how such shareholder should vote with respect to the merger agreement.

      In preparing its analysis, Keefe, Bruyette & Woods made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Keefe, Bruyette & Woods and Bancorp. The analyses performed by Keefe, Bruyette & Woods are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

      Keefe, Bruyette & Woods will receive a fee of 1% of the total transaction value for services rendered in connection with advising and issuing a fairness opinion regarding the merger agreement. As of the date of this proxy statement, Keefe, Bruyette & Woods has received $25,000 of such fee; the remainder of the fee is due at the closing of the transaction. Bancorp has also agreed to reimburse Keefe, Bruyette & Woods for all reasonable out-of-pocket expenses and disbursements, which will not exceed $3,000, incurred in connection with its engagement and to indemnify Keefe, Bruyette & Woods and its affiliates and their respective directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

Recommendation of the board of directors of Bancorp

      The Bancorp board of directors believes that the terms of the merger are fair to, and in the best interests of, Bancorp's shareholders and, therefore, unanimously recommends that the shareholders of Bancorp vote FOR the adoption of the merger agreement.

Conduct of business if the merger is not consummated

      If the merger is not consummated, Bancorp will continue its current operations. For reasons discussed under the caption, "THE MERGER AND MERGER AGREEMENT - Background and reasons for the merger," Bancorp may continue to explore strategic alternatives, including a business combination or sale of Bancorp, if the merger with Park is not consummated.

Exchange of Bancorp shares

      On the effective date of the merger, Merger Corp. will merge with and into Bancorp. As a result of the consummation of the merger, each outstanding Bancorp share will be canceled and extinguished in consideration and exchange for the right to receive $13.25 in cash.

      The First-Knox National Bank will serve as exchange agent for the exchange of share certificates pursuant to the merger. Promptly following the effective date of the merger, Park will cause the exchange agent to mail or make available to each record holder of shares of Bancorp a notice and letter of transmittal disclosing the effectiveness of the merger and the procedure for exchanging each such record holder's shares. At the effective date, Park shall make available to the exchange agent an amount of cash sufficient to make payment of the merger consideration to each record holder of shares of Bancorp. Bancorp shareholders will be required to follow the instructions and surrender their certificates representing Bancorp shares, together with the properly executed letter of transmittal and any other required documents to the exchange agent. Such shareholders will then be entitled to receive $13.25 in cash for each Bancorp share held.

      Any holder of Bancorp shares who has properly exercised dissenters' rights shall be entitled to payment for such shares pursuant to the Ohio law. If, in accordance with the Ohio law, any holder of dissenting shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the effective time of the merger, the right to receive $13.25 per share.

Representations, warranties and covenants

      In the merger agreement, each of Bancorp and Park provide customary representations and warranties relating to, among other things:

      *  organization, standing and authority
      *  corporate authority to enter into and perform the merger agreement
      *  conflicts with other agreements
      * Securities and Exchange Commission ("SEC") filings and banking regulatory reports
      * changes in the party's business since the date of the most recent financial statements
      *  share ownership

      Bancorp also made additional representations and warranties relating to, among other things:

      *  capital structure
      *  subsidiaries
      *  environmental matters
      *  financial statements
      *  tax matters
      *  compliance with laws
      *  legal proceedings
      *  employment agreements and employee benefit plans
      *  material contracts
      *  brokers and finders
      *  insurance matters
      *  title to property
      *  labor matters
      *  allowance for loan losses
      *  material interests of insiders
      *  fairness opinion
      *  indemnification issues relating to directors and officers
      *  loan portfolio
      *  investments
      *  corporate records
      *  interest rate risk management instruments
      *  certain operational matters
      *  waivers of contractual rights
      *  Community Reinvestment Act compliance
      *  affiliate transactions

      Park represented and warranted that it has sufficient funds to perform its obligations under the merger agreement.

Conduct of business pending the merger

      Bancorp agreed that until the merger is effective, it will conduct, and cause First Federal Savings Bank to conduct, their business in the ordinary and usual course, consistent with past practice, and will seek to preserve intact their business organization and goodwill and keep in full force and effect all of their material rights. The merger agreement provides that Bancorp shall not, and shall cause its subsidiaries not to, unless in some cases consistent with past practice or with approval of
Park:

      * sell, transfer, mortgage, pledge or encumber any of the assets of Bancorp or any subsidiary of Bancorp, except in the ordinary course for fair consideration;

      * declare, set aside, make or pay any dividend or other distribution, except for regular quarterly cash dividends not to exceed $0.06 per share;

      * issue any shares of capital stock, other than upon the exercise of stock options; purchase any of Bancorp's common shares; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

      * amend the governing documents of Bancorp or any of its subsidiaries;

      * waive any material right or cancel any material debt or claim, other than in the ordinary course consistent with past practice;

      * except for certain pre-announced amounts for employees, increase the rate of compensation of any of its directors, officers or employees;

      * enter into or modify any employee benefit arrangement or any employment agreement;

      *  originate any loan in excess of specified dollar amounts;

      * enter into any agreement or transaction not in the ordinary course of business or involving in excess of certain amounts;

      *  change its method of accounting or tax elections;

      * borrow any funds, except borrowings that can be prepaid without penalty and ordinary deposit-taking;

      * acquire any real property, other than through foreclosure and other specified exceptions, or take title to property without certain environmental testing and reports;

      *  modify any of its lending or investment policies;

      * make any capital expenditure exceeding $5,000 individually or $10,000 in the aggregate;

      * make any material investment other than in the ordinary course of business;

      * enter into any interest rate swaps or derivative or hedge contracts;

      * take any action that would result in any of the representations and warranties made by Bancorp in the merger agreement not to be true and correct in any material respect at the effective time of the merger;

      * increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except consistently with past practice in relation to rates in the market area; or

      * hire any full-time employee, other than replacements for positions then existing.

      In addition, Bancorp may not initiate or knowingly encourage any proposals, offers or inquiries relating to the possible sale or other disposition of 20% or more of Bancorp's or any of its subsidiaries' shares or disposition of 20% or more of its or any of its subsidiaries' assets to, or a merger or consolidation of Bancorp or any of its subsidiaries with, any person, subject to the good faith exercise of the fiduciary duties of the board of directors of Bancorp.

      In the event that after receipt of an acquisition proposal the merger agreement is terminated by the Bancorp board of directors or the shareholders of Bancorp fail to approve the merger, and within one year thereafter Bancorp's board of directors accepts an acquisition proposal or an acquisition proposal is consummated, then Bancorp shall pay to Park a fee of $1,920,000.

Conditions to the merger

      Conditions to obligations of Bancorp and Park. The obligations of Park and Bancorp to effect the merger are subject to the satisfaction or waiver of the following conditions, among others:

      * the merger agreement must be validly adopted by the requisite vote of the shareholders of Bancorp;

      * all necessary approvals, consents, authorizations, exemptions or waivers (including any required by any federal or state governmental body or agency) must be obtained without any conditions, restrictions or requirements that Park reasonably determines would be materially adverse to Park or would deprive Park of the major portion of the economic benefits of the merger, and all waiting periods required by law must have expired;

      * none of the parties shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted by any governmental authority which prohibits, restricts or makes illegal the completion of the merger; and

      * no proceeding initiated by any governmental entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction preventing the completion of the merger shall be pending.

      Conditions to obligations of Bancorp. The obligations of Bancorp to effect the merger shall be subject to the satisfaction or waiver of the following conditions:

      * the representations and warranties made by Park in the merger agreement are true and correct in all material respects at the time of the closing, except for those representations and warranties that, by their terms, speak as of a specific date;

      * Park shall have complied in all material respects with its obligations under the merger agreement;

      * Park shall have obtained all material required consents and approvals; and

      * Park shall have delivered to Bancorp certain certificates of officers of Park certifying that all conditions to closing have been satisfied or waived.

      Conditions to obligations of Park. The obligations of Park to effect the merger are subject to the satisfaction or waiver of the following conditions:

      * the representations and warranties made by Bancorp in the merger agreement are true and correct in all material respects at the time of the closing, except for those representations and warranties that, by their terms, speak as of a specific date;

      * Bancorp shall have complied in all material respects with its obligations under the merger agreement;

      * Bancorp shall have obtained all material required consents and approvals;

      * Bancorp shall have delivered to Park certain certificates of officers of Bancorp certifying that all conditions to closing have been satisfied or waived; and

      * the consolidated net income of Bancorp for the period from April 1, 2004, to the month end immediately preceding the closing date, excluding merger related expenses, is not less than $400,000.

      Any of the conditions to closing except regulatory and shareholder approvals may be waived by the party entitled to the benefits of the condition.

Effective time

      Following the satisfaction or waiver of all conditions set forth in the merger agreement, a certificate of merger will be filed with the Ohio Secretary of State, after which the merger will be consummated. It is currently anticipated that the merger will be consummated in the fourth quarter of 2004.

Termination

      The merger agreement may be terminated in writing, either before or after its adoption by the shareholders of Bancorp, at any time on or prior to the effective date:

      (a)   By the written agreement of Bancorp and Park;

      (b) By either Bancorp or Park, if the effective date has not occurred on or before June 30, 2005;

      (c) By either Bancorp or Park if any event has occurred that would preclude satisfaction of the mutual conditions to closing;

      (d) By Bancorp if Park has, or by Park if Bancorp has, breached in any material respect any of the representations and warranties or agreements contained in the merger agreement and such breach is not cured within 30 days after written notice to cure such breach is given by the non-breaching party; and

      (e) By Bancorp if it has received an acquisition proposal from someone other than Park and complied with the requirements of the merger agreement with respect to such a proposal, including making the required payment to Park.

      In the event the merger agreement is terminated, the merger agreement will become void and will have no effect, except that the parties will continue to be bound by their agreements in the merger agreement with respect to the payment of expenses and the confidentiality of information, and a termination resulting from the uncured willful breach of a covenant or agreement will not relieve the breaching party from liability for that breach. If the board of directors of Bancorp receives an unsolicited acquisition proposal, and either (a) the board of directors of Bancorp terminates the merger agreement due to a determination that a recommendation that the shareholders of Bancorp vote in favor of the adoption of the merger agreement is reasonably likely to constitute a breach of its fiduciary duties to the shareholders of Bancorp, or (b) the shareholders of Bancorp fail to adopt the merger agreement, and if an acquisition proposal is accepted by Bancorp or consummated within one year after termination of the merger agreement or a vote by the Bancorp shareholders against the adoption of the merger agreement, then Bancorp must pay to Park $1,920,000.

Surrender of certificates evidencing Bancorp common shares

      As soon as practicable after the consummation of the merger, the exchange agent will mail to each holder of record of a certificate or certificates that immediately before such consummation evidenced outstanding Bancorp shares a form letter of transmittal. The letter of transmittal will contain instructions for surrendering the certificates in exchange for the merger consideration. Upon surrender of a certificate, together with such letter of transmittal, duly executed, to the exchange agent for exchange and cancellation, the holder of such certificate will be entitled to receive the merger consideration to which such certificate holder will have become entitled pursuant to the provisions of the merger agreement. Any shareholder of Bancorp who has lost or misplaced a certificate should immediately contact Debbie Daniels at (800) 837-5266, extension 5208. A written statement detailing the procedures for replacing the lost certificates will be mailed to the shareholder following such contact.

      If any check for the merger consideration is to be issued in a name other than that in which the certificate for shares of Bancorp surrendered for exchange is registered, the certificates so surrendered must be properly endorsed or otherwise be in proper form for transfer and the person requesting such exchange must pay to Bancorp or its agent any applicable transfer or other taxes required by reason thereof. CERTIFICATES FOR SHARES OF BANCORP SHOULD NOT BE SENT WITH YOUR PROXY.

      On the effective date, holders of certificates representing shares of Bancorp shall cease to have any rights with respect to such shares (except such rights, if any, as such holders may have as dissenting shareholders), and each such certificate will be deemed for all purposes to evidence the right to receive the cash into which such Bancorp shares have been converted.

Federal income tax consequences

      The following is a summary discussion of the material federal income tax consequences of the merger. This summary does not purport to discuss all aspects of federal income taxation that may be applicable to particular categories of shareholders, some of which may be subject to special rules, nor does it address any aspects of state, local or foreign tax laws. This summary is based upon current federal law, which is subject to change. Bancorp's shareholders are advised to consult their own tax advisors as to the specific consequences to them of the merger, including the applicability and effect of federal, state, local and other tax laws.

      Under current law, each holder of Bancorp shares who receives cash for his or her Bancorp shares, either in the merger or pursuant to the exercise of dissenters' rights, will recognize a gain or loss for federal income tax purposes in an amount measured by the difference between the cash received and such Bancorp shareholder's adjusted basis in the Bancorp shares surrendered. Provided the shares surrendered for cash qualify as capital assets in the hands of each Bancorp shareholder, the gain or loss generally will be treated as capital gain or loss and will be either long-term or short-term, depending upon whether at the effective time of the merger such shareholder has held his or her Bancorp shares for more than one year. The gain may be treated as ordinary income, however, under certain special rules specific to an individual shareholder. For federal income tax purposes, the merger of Merger Corp. into Bancorp will be treated as a direct purchase by Park for cash of the Bancorp shares. The merger of Bancorp into Park will be tax-free for Park and Bancorp under Sections 332 and 337 of the Internal Revenue Code of 1986, as amended.

Interests of Bancorp directors and executive officers

      Treatment of stock options. At the time the merger is effective, each outstanding option to purchase Bancorp shares will be cancelled and extinguished, and the holder of such option will be entitled to receive cash from Park in the amount of the difference between (a) the product of
(i) the difference between $13.25 and the exercise price per share of such option, multiplied by (ii) the number of common shares subject to the unexercised portion of such option, less (b) applicable federal and state tax withholding obligations of the holder of such stock option.

      Directors' appointment to Century board of directors. The non-employee directors of Bancorp have been offered the opportunity to serve on the board of directors of Century National Bank following the consummation of the merger transactions. As directors of Century National Bank, each director is expected to be paid $500 per monthly board meeting attended and $25 for each committee meeting attended and to be awarded 60 common shares of Park each year representing the annual retainer payable to that director for the year.

      As of [September 14], 2004, options to purchase [335,925] shares were outstanding, of which the directors and executive officers of Bancorp held options to purchase a total of [216,480] shares. The exercise prices of the options held by directors and executive officers of Bancorp as of such date ranged from $[3.375]to $[9.970], with a weighted average price of $6.12 per share.

      Director and officer insurance and indemnification. Park will provide director and officer liability insurance and indemnification to the former directors and executive officers of Bancorp and First Federal Savings Bank for three years after consummation of the merger. Such insurance and indemnification will be similar to that in effect for such individuals prior to the merger.

      Employment and noncompete agreements. J. William Plummer, Connie Ayres LaPlante and Larry W. Snode will receive from Park the severance payments and benefits to which they are entitled upon termination in connection with a change in control of Bancorp under their employment agreements with First Federal Savings Bank and, with respect to Mr. Plummer and Ms. LaPlante, Bancorp. Pursuant to such agreements, Mr. Plummer will receive a cash payment and benefits estimated to have a total value of approximately $626,135 at the effective time, Ms. LaPlante will receive a cash payment and benefits estimated to have a total value of approximately $395,738 at the effective time, and Mr. Snode will receive a cash payment and benefits estimated to have a total value of approximately $271,807 at the effective time of the merger.

      Mr. Plummer will also receive a payment in the amount of $165,000 pursuant to a noncompete agreement among Mr. Plummer, Bancorp and First Federal Savings Bank. The payment is in exchange for Mr. Plummer's agreement, in general, (1) to protect confidential information; (2) for three years from the termination of his employment with Bancorp and any subsidiary of Bancorp, to refrain from (a) soliciting any employees of Bancorp and First Federal Savings Bank to leave the employ of their employers, (b) inducing customers and other third parties having a business relationship with Bancorp or First Federal Savings Bank to discontinue their relationship with Bancorp or First Federal Savings Bank, and (c) accepting employment with a competitor of Bancorp or First Federal Savings Bank in the states of Ohio, Pennsylvania and West Virginia; and (3) to cooperate with Bancorp and First Federal Savings Bank in various respects, such as providing information obtained by Mr. Plummer in the course of his employment with Bancorp and First Federal Savings Bank.

Employee benefits

      After the effective time of the merger, employees of First Federal Savings Bank who are actively employed at the effective time and who do not have an employment agreement with Bancorp or any Bancorp subsidiary may, upon satisfactory review of employment files and subject to Park's employee standards of performance, be offered continued employment with Century National Bank or another subsidiary of Park. Each First Federal Savings Bank non-officer employee immediately before the merger to whom Park does not offer continued employment within 50 miles of the current main office of First Federal Savings Bank will receive a severance payment as well as payment for accrued and unused vacation and sick time, out-placement consultation services for a period of six months and other benefits owed the employee under First Federal Savings Bank's benefit plans and employee handbook. The severance payment will be equal to the product of one week of the employee's then current weekly salary multiplied by the number of total complete years of service by that employee as a First Federal Savings Bank employee.

      Three officers of First Federal Savings Bank, other than Mr. Plummer and Ms. LaPlante, currently have employment agreements with First Federal Savings Bank. One of such officers will be paid his change-in-control severance pay and benefits under his employment agreement. The other two officers will be offered a new employment agreement with Park. If they decline the new employment agreements, they will continue to be employed pursuant to their existing agreements for the remaining terms of those agreements. Each full-time employee of First Federal Savings Bank who currently has no employment agreement and who remains employed after the merger will receive payment for accrued and unused vacation and sick time and other benefits owed the employee under First Federal Savings Bank's benefit plans and employee handbook, and will also be eligible to participate in all welfare and benefit plans that are available to full-time employees of Park on the earliest date permitted by each such plan with credit for years of service with First Federal Savings Bank for the purpose of eligibility and vesting but not for the purpose of accrual of benefits or the allocation of employer contributions.

Accounting treatment

      The acquisition of Bancorp pursuant to the merger will be accounted for pursuant to the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of Bancorp will be recorded on the books of Park at their respective fair values at the effective time. Any excess of the value of the consideration paid by Park over the fair value of Bancorp's identifiable net assets acquired will be recorded as good will.

                            REGULATORY APPROVALS

      The consummation of the merger of Merger Corp. into Bancorp, the merger of Bancorp into Park, the conversion of First Federal Savings Bank into a national bank and the merger of Century National Bank into First Federal Savings Bank are subject to the receipt of approvals from the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency, applications for which have been submitted.

      Neither Bancorp nor Park is aware of any governmental approvals or actions that are required for consummation of the merger, except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause Park to abandon the merger. There can be no assurance that no action would be brought challenging the merger.

            VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the number of shares of Bancorp beneficially owned by each director of Bancorp and by all directors and executive officers of Bancorp as a group as of [September 14], 2004. No person other than directors and executive officers of Bancorp are known to own beneficially more than 5% of the outstanding shares of Bancorp.


                                          Amount and Nature of           Percent of
                                        Beneficial Ownership (2)     Shares Outstanding
                                        ------------------------     ------------------
Name and Address (1)                       Sole         Shared
--------------------                       ----         ------

Ward D. Coffman, III                    153,240(3)          -               4.65%
Robert D. Goodrich, II                   80,080(4)          -               2.41%
Patrick L. Hennessey                    139,480(5)          -               4.22%
Connie Ayres LaPlante                    97,440(6)    143,348               7.27%
John C. Matesich, III                    67,480(7)     15,000               2.49%
Don R. Parkhill                          51,234(8)     12,290               1.91%
J. William Plummer                      115,935(9)     59,570               5.25%

All directors and executive officers    704,889       230,208(10)          26.70%
 of Bancorp as a group (7 people)

--------------------
<F1>  Each of the individuals listed in this table may be contacted at the address of Bancorp, 505 Market Street, Zanesville, Ohio 43701.
<F2>  Includes shares with respect to which the shareholder has sole or shared voting or investment power as a fiduciary for a trust or another person and shares held by certain family members.
<F3>  Includes 7,000 shares subject to currently exercisable options granted under the Bancorp's stock option plans.
<F4>  Includes 30,000 shares subject to currently exercisable options granted under Bancorp's stock option plans.
<F5>  Includes 22,000 shares subject to currently exercisable options granted under Bancorp's stock option plans.
<F6>  Includes 24,000 shares subject to currently exercisable options granted under Bancorp's stock option plans.
<F7>  Includes 30,000 shares subject to currently exercisable options granted under Bancorp's stock option plans.
<F8>  Includes 47,480 shares subject to currently exercisable options granted under Bancorp's stock option plans.
<F9>  Includes 56,000 shares subject to currently exercisable options granted under Bancorp's stock option plans.

      The directors and executive officers of Bancorp have expressed their intention to vote all of the shares they beneficially own in favor of adoption of the merger agreement.

                            SHAREHOLDER PROPOSALS

      In accordance with the Securities Exchange Act of 1934, proposals by Bancorp's shareholders for inclusion in Bancorp's proxy statement for Bancorp's 2005 annual meeting of shareholders are required to be received by Bancorp at its principal office not later than September 8, 2004. In addition, if a shareholder intends to present a proposal at the 2005 annual meeting and the proposal is not received by November 22, 2004, then the proxies designated by the board of directors of Bancorp for the 2005 annual meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy for such meeting. Because management of Bancorp expects the merger to close before the end of 2004, no preparations are currently being made for a 2005 annual meeting of shareholders. If an annual meeting of shareholders should become necessary and the meeting will be held later than March 20, 2005, shareholders will be notified and provided the new date by which proposals must be received. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of shares of Bancorp owned and the date such shares were acquired by the holder. If the proponent is not a shareholder of record, proof of beneficial ownership also should be submitted. The proponent should also state his intention to personally appear at the annual meeting to present the proposal. The proxy rules of the SEC govern the content and form of shareholder proposals. All proposals must be a proper subject for action at the annual meeting.

                     WHERE YOU CAN FIND MORE INFORMATION

      Bancorp and Park each file reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Bancorp and Park file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. (The address of the public reference room in Washington, D.C. is 450 Fifth Street, N.W., Washington, D.C. 20549). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Bancorp's and Park's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov. Certain other reports and other information regarding Bancorp and Park also may be inspected at the offices of The Nasdaq Stock Market, 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878, with respect to Bancorp, or at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006, with respect to Park.

      If you would like to request any documents from Bancorp or Park, please do so in writing or by telephone by November 1, 2004, to receive them before the Bancorp special meeting, at the following addresses and telephone numbers:

      First Federal Bancorp, Inc.
      505 Market Street
      Zanesville, Ohio 43701
      (740) 588-2222

      Park National Corporation
      50 North Third Street
      Newark, Ohio 43055
      (740) 349-8451

      You should rely only on the information contained in this document to vote your shares at the special meeting of shareholders of Bancorp. Neither Bancorp nor Park has authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than the date of this document, and the mailing of this document to shareholders shall not create any implication to the contrary.

                                   ANNEX A

                        AGREEMENT AND PLAN OF MERGER

                                 dated as of

                               August 2, 2004

                                by and among

                          PARK NATIONAL CORPORATION

                                     and

                              PARK MERGER CORP.

                                     and

                         FIRST FEDERAL BANCORP, INC.

                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE ONE -- THE MERGER                                                   2
  1.01.     Merger; Surviving Corporation                                   2
  1.02.     Effective Time                                                  2
  1.03.     Effects of the Merger                                           2

ARTICLE TWO -- CONVERSION OF SHARES; SURRENDER OF CERTIFICATES              3
  2.01.     Conversion of First Federal Shares                              3
  2.02.     Surrender of Certificates                                       3
  2.03.     Merger Corp. Shares                                             6

ARTICLE THREE -- REPRESENTATIONS AND WARRANTIES OF FIRST FEDERAL            7
  3.01.     Corporate Status                                                7
  3.02.     Capitalization of First Federal                                 8
  3.03.     First Federal Subsidiaries                                     10
  3.04.     Corporate Proceedings                                          10
  3.05.     Authorized and Effective Agreement                             11
  3.06.     Financial Statements of First Federal                          11
  3.07.     Absence of Undisclosed Liabilities                             12
  3.08.     Absence of Changes                                             12
  3.09.     Loan Documentation                                             13
  3.10.     Allowance for Loan Losses                                      13
  3.11.     Reports and Records                                            14
  3.12.     Taxes                                                          14
  3.13.     Property and Title                                             15
  3.14.     Legal Proceedings                                              16
  3.15.     Regulatory Matters                                             16
  3.16.     No Conflict                                                    16
  3.17.     Brokers, Finders and Others                                    17
  3.18.     Employment Agreements                                          17
  3.19.     Employee Benefit Plans                                         17
  3.20.     Compliance with Laws                                           21
  3.21      Insurance                                                      22
  3.22.     Governmental and Third-Party Proceedings                       22
  3.23.     Contracts                                                      24
  3.24.     Environmental Matters                                          24
  3.25.     Takeover Laws                                                  26
  3.26.     Risk Management Instruments                                    26
  3.27.     Repurchase Agreements                                          26
  3.28.     Investment Securities                                          26
  3.29.     SEC Filings                                                    27
  3.30.     Fiduciary Responsibilities                                     27

  3.31.     Intellectual Property                                          27
  3.32.     First Federal Books and Records                                28
  3.33.     CRA Compliance                                                 29
  3.34.     Ownership of Park Shares                                       29
  3.35.     Fairness Opinion                                               29

ARTICLE FOUR -- REPRESENTATIONS AND WARRANTIES OF PARK AND MERGER CORP.    29
  4.01.     Corporate Status                                               29
  4.02.     Corporate Proceedings                                          30
  4.03.     Authorized and Effective Agreement                             30
  4.04.     No Conflict                                                    30
  4.05.     SEC Filings                                                    32
  4.06.     Brokers, Finders and Others                                    32
  4.07.     Governmental and Third-Party Proceedings                       32
  4.08.     Financial Ability to Perform; Compliance with Regulations      32
  4.09.     Ownership of First Federal Shares                              32
  4.10.     Absence of Changes                                             33
  4.11.     Takeover Law                                                   33

ARTICLE FIVE -- FURTHER COVENANTS OF FIRST FEDERAL                         33
  5.01.     Operation of Business                                          33
  5.02.     Notification                                                   39
  5.03.     Acquisition Proposal                                           40
  5.04.     Delivery of Information                                        40
  5.05.     Takeover Laws                                                  40
  5.06.     Merger of Subsidiaries                                         40
  5.07.     Accounting Policies                                            40

ARTICLE SIX -- FURTHER COVENANTS OF PARK                                   41
  6.01.     Access to Information                                          41
  6.02.     Employees; Employee Benefits                                   41
  6.03.     Notification                                                   43
  6.04.     Officers' and Directors' Indemnification                       44
  6.05.     Century Board of Directors                                     45

ARTICLE SEVEN -- FURTHER OBLIGATIONS OF THE PARTIES                        45
  7.01.     Necessary Further Action                                       45
  7.02.     Press Releases                                                 45
  7.03.     Proxy Statement; First Federal Meeting                         45
  7.04.     Regulatory Applications                                        47
  7.05.     Confidentiality                                                47
  7.06.     No Conflicting Actions                                         48

ARTICLE EIGHT -- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES    48
  8.01.     Conditions to the Obligations of Park and Merger Corp.         48
  8.02.     Conditions to the Obligations of First Federal                 49
  8.03.     Mutual Conditions                                              50

ARTICLE NINE -- CLOSING                                                    51
  9.01.     Closing                                                        51
  9.02.     Closing Deliveries Required of Park and Merger Corp.           51
  9.03.     Closing Deliveries Required of First Federal                   51

ARTICLE TEN -- NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS   52
  10.01.    Non-Survival of Representations, Warranties and Covenants      52

ARTICLE ELEVEN -- TERMINATION                                              52
  11.01.    Termination                                                    52
  11.02.    Effect of Termination                                          54

ARTICLE TWELVE -- MISCELLANEOUS                                            55
  12.01.    Notices                                                        55
  12.02.    Counterparts                                                   55
  12.03.    Entire Agreement                                               55
  12.04.    Successors and Assigns                                         55
  12.05.    Captions                                                       56
  12.06.    Governing Law                                                  56
  12.07.    Payment of Fees and Expenses                                   56
  12.08.    Amendment                                                      56
  12.09.    Waiver                                                         56
  12.10.    Disclosure Schedule                                            56
  12.11.    No Third Party Rights                                          58
  12.12.    Waiver of Jury Trial                                           58
  12.13.    Severability                                                   58

                          GLOSSARY OF DEFINED TERMS

      The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Acquisition Proposal"                             --    Section 5.03
"Agreement"                                        --    Preamble
"BHCA"                                             --    Section 4.01
"CERCLA"                                           --    Section 3.24
"CRA"                                              --    Section 3.20(a)
"Cash Amount"                                      --    Section 2.01(a)
"Century"                                          --    Preamble
"Closing"                                          --    Section 9.01
"Closing Date"                                     --    Section 9.01
"Code"                                             --    Section 3.12
"Compensation and Benefit Plans"                   --    Section 3.19(a)
"Constituent Corporations"                         --    Preamble
"Consultants"                                      --    Section 3.19(a)
"Continuing Employees"                             --    Section 6.02(a)
"Costs"                                            --    Section 6.04(a)
"DOL"                                              --    Section 3.19(a)
"Directors"                                        --    Section 3.19(a)
"ERISA"                                            --    Section 3.19(a)
"ERISA Affiliate"                                  --    Section 3.19(c)
"ERISA Affiliate Plan"                             --    Section 3.19(c)
"Effective Time"                                   --    Section 1.02
"Employees"                                        --    Section 3.19(a)
"Environmental Law"                                --    Section 3.24
"Exchange Act"                                     --    Section 3.19(b)
"Exchange Agent"                                   --    Section 2.02(a)
"Exchange Fund"                                    --    Section 2.02(a)
"FDIC"                                             --    Section 3.01(b)
"FFSB"                                             --    Preamble
"FHLB"                                             --    Section 3.01(b)
"First Federal"                                    --    Preamble
"First Federal Balance Sheet Date"                 --    Section 3.06
"First Federal Certificates"                       --    Section 2.02(a)
"First Federal Disclosure Schedule"                --    Preamble
"First Federal Dissenting Share"                   --    Section 2.02(i)
"First Federal Financial Statements"               --    Section 3.06
"First Federal Meeting"                            --    Section 3.04(b)
"First Federal Real Estate Collateral"             --    Section 3.24(b)
"First Federal Real Properties"                    --    Section 3.13
"First Federal Shares"                             --    Preamble
"First Federal Stock Option Plans"                 --    Section 3.02(a)
"First Federal Stock Options"                      --    Section 3.02(a)
"First Federal Subsidiaries"                       --    Section 3.01(b)

"First Federal's Financial Advisors"               --    Section 3.17
"GAAP"                                             --    Section 3.06
"Governmental Authority"                           --    Section 3.16
"HOLA"                                             --    Section 3.01(a)
"Hazardous Substances"                             --    Section 3.24
"IRS"                                              --    Section 3.12
"Indemnified Party"                                --    Section 6.04(a)
"Information"                                      --    Section 7.05
"Intellectual Property"                            --    Section 3.31
"knowledge"                                        --    Section 3.08
"Loan Assets"                                      --    Section 3.09
"Loan Documentation"                               --    Section 3.09
"material"                                         --    Section 3.01(c)
"material adverse effect"                          --    Section 3.01(c)
"Merger"                                           --    Preamble
"Merger Consideration"                             --    Section 2.01(a)
"Merger Corp."                                     --    Preamble
"Merger Corp. Shares"                              --    Section 2.03
"OGCL"                                             --    Section 1.01
"OTS"                                              --    Section 3.01(b)
"Officers"                                         --    Section 3.19(a)
"Ohio Secretary of State"                          --    Section 1.02
"Outside First Federal Director"                   --    Section 6.05
"PBGC"                                             --    Section 3.19(c)
"PCBs"                                             --    Section 3.24
"Park"                                             --    Preamble
"Pension Plan"                                     --    Section 3.19(b)
"Proxy Statement"                                  --    Section 7.03(a)
"Regulatory Authorities"                           --    Section 3.15
"SEC"                                              --    Section 3.03
"Securities Act"                                   --    Section 3.19(b)
"Subsidiary"                                       --    Section 3.03
"Surviving Corporation"                            --    Section 1.01
"Takeover Laws"                                    --    Section 3.25
"Tax"                                              --    Section 3.12
"Tax Returns"                                      --    Section 3.12
"Updated First Federal Disclosure Schedule"        --    Section 5.02

                        AGREEMENT AND PLAN OF MERGER
                        ----------------------------

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of August 2, 2004, is made and entered into by and among Park National Corporation, an Ohio corporation ("Park"); Park Merger Corp., an Ohio corporation ("Merger Corp."); and First Federal Bancorp, Inc., an Ohio corporation ("First Federal") (Merger Corp. and First Federal are sometimes hereinafter collectively referred to as the "Constituent Corporations").

                            W I T N E S S E T H:

      WHEREAS, the Boards of Directors of First Federal, Merger Corp. and Park have each determined that it is in the best interests of their respective corporations and shareholders for Merger Corp. to merge with and into First Federal (the "Merger"), and immediately thereafter for the surviving corporation to merge with and into Park, upon the terms and subject to the conditions set forth in and pursuant to the terms of this Agreement; and

      WHEREAS, the Boards of Directors of First Federal, Merger Corp. and Park have each approved this Agreement and the consummation of the transactions contemplated hereby; and

      WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, Merger Corp. will cease to have a separate corporate existence, Park will acquire all of the issued and outstanding shares of First Federal as the surviving corporation and shareholders of First Federal will receive from Park in exchange for each common share, without par value, of First Federal (the "First Federal Shares"), an amount in cash calculated in accordance with the terms of this Agreement; and WHEREAS, promptly following the merger of the surviving corporation in the Merger with and into Park, First Federal Savings Bank of Eastern Ohio, a stock federal savings bank now wholly owned by First Federal ("FFSB"), will merge with and into Century National Bank, a national banking association wholly owned by Park ("Century"); and

      WHEREAS, First Federal has previously provided to Park a schedule disclosing additional information about First Federal (the "First Federal Disclosure Schedule");

      NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, First Federal, Merger Corp. and Park, intending to be legally bound hereby, agree as follows:

                                 ARTICLE ONE
                                 THE MERGER

      1.01. Merger; Surviving Corporation

      Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.02), Merger Corp. shall merge with and into First Federal in accordance with the General Corporation Law of the State of Ohio (the "OGCL"). First Federal shall be the continuing and surviving corporation in the Merger, shall continue to exist under the laws of the State of Ohio, and shall be the only one of the Constituent Corporations to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term "Surviving Corporation" refers to First Federal immediately after the Effective Time. As a result of the Merger, the outstanding shares of capital stock and the treasury shares of the Constituent Corporations shall be converted in the manner provided in Article Two.

      1.02. Effective Time

      The Merger shall become effective upon the later of: (a) the filing of the appropriate certificate of merger with the Secretary of State of the State of Ohio (the "Ohio Secretary of State") or (b) such time thereafter as is agreed to in writing by Park, Merger Corp. and First Federal and so provided in the certificate of merger. The date and time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

      1.03. Effects of the Merger

      At the Effective Time:

      (a) the articles of incorporation, as amended, of First Federal as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation;

      (b) the amended and restated code of regulations of First Federal as in effect immediately prior to the Effective Time shall be the regulations of the Surviving Corporation, except that the number of directors of the Surviving Corporation shall be three and each such individual shall serve as a director of the Surviving Corporation for a term expiring at the next annual meeting of the shareholders of the Surviving Corporation to be held after the Effective Time;

      (c) the directors of the Surviving Corporation shall be the directors of Merger Corp. immediately prior to the Effective Time;

      (d) each individual who is an officer of Merger Corp. immediately prior to the Effective Time shall be an officer of the Surviving Corporation holding the same office as held with Merger Corp. immediately prior to the Effective Time and no other individual shall be an officer of the Surviving
            Corporation after the Effective Time; and

      (e)   the Merger shall have the effects prescribed in the OGCL.

                                 ARTICLE TWO
               CONVERSION OF SHARES; SURRENDER OF CERTIFICATES

      2.01. Conversion of First Federal Shares

      At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

      (a) Purchase Price. Subject to Section 2.02, each First Federal Share issued and outstanding immediately prior to the Effective Time (except for First Federal Dissenting Shares) shall be converted into the right to receive in cash $13.25 (the "Cash Amount"). The "Merger Consideration" shall be equal to the product of:

            (i)   $13.25; and

            (ii) the number of First Federal Shares issued and outstanding immediately prior to the Effective Time.

      (b) Cancellation of Shares. After the Effective Time, all such First Federal Shares shall no longer be outstanding and each certificate previously representing any First Federal Shares shall be surrendered for the Cash Amount in consideration therefor in accordance with Section 2.02, without interest.

      (c) Stock Options. All First Federal Stock Options outstanding immediately before the Effective Time shall be cancelled and extinguished and converted into the right to receive an amount of cash equal to the product of (i) (A) $13.25 minus (B) the exercise price of the First Federal Stock Option, multiplied by
            (ii) the number of First Federal Shares subject to the unexercised portion of such First Federal Stock Option.

      2.02. Surrender of Certificates

      (a) Exchange Agent. At or prior to the Effective Time, Park shall deposit, or shall cause to be deposited, with The First-Knox National Bank of Mount Vernon (the "Exchange Agent"), for the benefit of the holders of certificates which immediately prior to the Effective Time evidenced First Federal Shares (the "First Federal Certificates"), for exchange in accordance with this Article Two, cash in the amount of the Merger Consideration calculated in accordance with Section 2.01 (such cash being hereinafter referred to as the "Exchange Fund") payable pursuant to Section 2.01 in substitution and exchange for such First Federal Shares.

      (b) Surrender Procedures. As soon as reasonably practicable after the Effective Time, Park shall cause the Exchange Agent to mail to each holder of record of First Federal Shares immediately prior to the Effective Time, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the First Federal Certificates shall pass, only upon delivery of such First Federal Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Park may reasonably specify) and (ii) instructions for use in effecting the surrender of the First Federal Certificates in exchange for the Cash Amount. Upon surrender by such holder of a First Federal Certificate or Certificates evidencing all First Federal Shares standing in such holder's name for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such First Federal Certificate or Certificates shall be entitled to receive in exchange therefor the Cash Amount by a check, which such holder has the right to receive in respect of the First Federal Certificate or Certificates surrendered pursuant to the provisions of this Article Two (after taking into account all First Federal Shares then held by such holder), and the First Federal Certificate or Certificates so surrendered shall forthwith be canceled. Park shall cause the Exchange Agent to mail the exchange check by U.S. mail, postage prepaid, within seven days following receipt of all required documentation. In the event of a transfer of ownership of First Federal Shares which is not registered in the transfer records of First Federal, a check in respect of the Cash Amount may be issued to a transferee if the First Federal Certificate representing such First Federal Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable share transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each First Federal Certificate shall be deemed at any time after the Effective Time for all corporate purposes (except as provided in Section 2.02(c)) to represent only the right to receive upon such surrender the Cash Amount as contemplated by this Section 2.02, without interest.

      (c) No Further Ownership Rights in First Federal Shares. The Cash Amount paid pursuant to this Section 2.02 shall be deemed to have been issued in full satisfaction of all rights pertaining to such First Federal Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by First Federal on such First Federal Shares in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time. If, after the Effective Time, First Federal Certificates are presented to Park for any reason, they shall be canceled and exchanged as provided in this Article Two.

      (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of First Federal for six months after the Effective Time shall be delivered to Park, upon demand, and any shareholders of First Federal who have not theretofore complied with this Article Two shall thereafter look only to Park for payment of their claim for the Cash Amount, in each case without interest.

      (e) No Liability. None of Park, First Federal, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of First Federal Shares for cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (f) Share Transfer Books. Unless otherwise required by Section 1701.85 of the OGCL, after the Effective Time there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the First Federal Shares which were outstanding immediately prior to the Effective Time.

      (g) Lost Certificates. If there shall be delivered to the Exchange Agent by any person who is unable to produce any First Federal Certificate for First Federal Shares for surrender to the Exchange Agent in accordance with this Section 2.02:

            (i) Evidence to the satisfaction of the Surviving Corporation or Park that such First Federal Certificate has been lost, wrongfully taken or destroyed;

            (ii) Such security or indemnity as may be requested by the Surviving Corporation or Park to save them harmless (which may include the requirement to obtain a third party bond or surety); and

            (iii) Evidence to the satisfaction of the Surviving Corporation or Park that such person was the owner of the First Federal Shares theretofore represented by each such First Federal Certificate claimed by such person to be lost, wrongfully taken or destroyed and that such person is the person who would be entitled to present such First Federal Certificate for exchange pursuant to this Agreement;

            then the Exchange Agent, in the absence of actual notice to it that any First Federal Shares theretofore represented by any such First Federal Certificate have been acquired by a bona fide purchaser, shall deliver to such person the Cash Amount that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed First Federal Certificate.

      (h) Waiver. The Surviving Corporation or Park may from time to time, in the case of one or more persons, waive one or more of the rights provided to it in this Article Two to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of the Surviving Corporation's rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

      (i) First Federal Shareholders' Dissenters' Rights. Anything contained in this Agreement or elsewhere to the contrary notwithstanding, if any holder of an outstanding First Federal Share shall properly exercise dissenters' rights with respect thereto in accordance with Section 1701.85 of the OGCL (a "First Federal Dissenting Share"), then:

            (i) Each such First Federal Dissenting Share shall nevertheless be deemed to be extinguished at the Effective Time as provided elsewhere in this Agreement; and

            (ii) Each person perfecting such dissenters' rights shall thereafter have only such rights (and shall have such obligations) as are provided in Section 1701.85 of the OGCL, and neither Park nor the Surviving Corporation shall be required to deliver any cash payments to such person in substitution for each such First Federal Dissenting Share in accordance with this Agreement; provided, however, that, if any such person shall have failed to perfect or shall withdraw or lose such holder's rights under Division (D) of Section 1701.85 of the OGCL, each such holder's First Federal Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Cash Amount, without any interest thereon, pursuant to Section 2.01.

            No holder of First Federal Dissenting Shares shall be entitled to submit a letter of transmittal, and any letter of transmittal submitted by a holder of First Federal Dissenting Shares shall be invalid.

      2.03. Merger Corp. Shares

      Each common share of Merger Corp. ("Merger Corp. Shares") issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one common share, without par value, of the Surviving Corporation.

                                ARTICLE THREE
               REPRESENTATIONS AND WARRANTIES OF FIRST FEDERAL

      First Federal represents and warrants to Park that each of the following statements is true and accurate:

      3.01. Corporate Status

      (a) First Federal is an Ohio corporation and a unitary savings and loan holding company registered under the Home Owners' Loan Act, as amended (the "HOLA"). First Federal is duly organized, validly existing and in good standing under the laws of the State of Ohio and has the full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and, subject to the required adoption of this Agreement by the First Federal shareholders and the obtaining of appropriate approvals of Governmental Authorities and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. First Federal is not qualified to do business in any other jurisdiction or required to be so qualified to do business in any other jurisdiction except where the failure to be so qualified individually or in the aggregate would not reasonably be expected to have a material adverse effect on First Federal. True and complete copies of the articles of incorporation and amended and restated code of regulations of First Federal, in each case as amended to the date of this Agreement, have been delivered to Park by First Federal in Section 3.01(a) of the First Federal Disclosure Schedule.

      (b) FFSB, Firstfedco Agency, Inc. ("Firstfedco") and MCT Development Corporation ("MCT" and collectively with FFSB and Firstfedco, the "First Federal Subsidiaries") are the only Subsidiaries (as that term is defined in Section 3.03 below) of First Federal. FFSB is a stock federal savings bank, is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is subject to regulation by the Office of Thrift Supervision (the "OTS") and the Federal Deposit Insurance Corporation (the "FDIC"). FFSB is duly organized, validly existing and in good standing under the laws of the United States of America and has full corporate power and authority to own its property and to carry on its business as presently conducted. Each of Firstfedco and MCT is an Ohio corporation; is duly organized, validly existing and in good standing under the laws of the State of Ohio; and has full corporate power and authority to own its property and to carry on its business as presently conducted. No First Federal Subsidiary has taken action to qualify to do business in any other jurisdiction or is required to be qualified to do business in any other jurisdiction, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on such First Federal Subsidiary. Copies of the articles of incorporation, code of regulations, charter and bylaws of each First Federal Subsidiary and all amendments thereto have been delivered to Park in Section 3.01(b) of the First Federal Disclosure Schedule.

      (c) As used in this Agreement, (i) any reference to any event, change, effect, development, circumstance or occurrence being "material" with respect to any entity means an event, change, effect, development, circumstance or occurrence that is or is reasonably likely to be material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole, and (ii) the term "material adverse effect" means, with respect to any entity, an event, change, effect, development, circumstance or occurrence that, individually or together with any other event, change, effect, development, circumstance or occurrence, (A) has or would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), capitalization, assets (tangible or intangible), liabilities (accrued, contingent or otherwise), operations, regulatory affairs, financial performance or prospects of such entity and its subsidiaries, taken as a whole, or (B) materially impairs the ability of such entity to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that "material adverse effect" shall not be deemed to include the impact of (1) actions and omissions of Park or Merger Corp., on the one hand, or First Federal, on the other, taken with the prior written consent of the other in contemplation of the transactions contemplated hereby; (2) the direct effects of compliance with this Agreement on the operating performance or financial condition of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, any modifications or changes to valuation policies and practices in connection with the Merger to the extent requested by Park, and restructuring charges requested by Park and taken in connection with the Merger; (3) changes after the date of this Agreement in banking and similar laws of general applicability or interpretations thereof by any Regulatory Authority or Governmental Authority; or (4) changes after the date hereof affecting depository institutions generally, including changes in general economic conditions or prevailing interest or deposit rates (except to the extent that such changes affect Park and its Subsidiaries or First Federal and the First Federal Subsidiaries, as the case may be, in a manner disproportionate to the effect on depository institutions generally).

      3.02. Capitalization of First Federal

      (a)   The authorized capital of First Federal consists solely of
            (i) 9,000,000 First Federal Shares, of which 3,286,221 First Federal Shares are issued and outstanding and 17,179 First Federal Shares are held in treasury by First Federal; and
            (ii) 1,000,000 preferred shares, $100 par value, none of which is issued. All outstanding First Federal Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All First Federal Shares issued have been issued in compliance with all applicable federal and state securities laws. As of the date of this Agreement, 335,925 First Federal Shares were reserved for issuance upon the exercise of outstanding stock options (the "First Federal Stock Options") granted under the First Federal Bancorp, Inc. 1992 Stock Option Plan for Officers and Key Employees, the First Federal Bancorp, Inc. 1992 Stock Option Plan for Non-Employee Directors, the First Federal Bancorp, Inc. 1994 Stock Option Plan for Officers and Key Employees, the First Federal Bancorp, Inc. 1994 Stock Option Plan for Non-Employee Directors, the First Federal Bancorp, Inc. 1997 Performance Stock Option Plan for Senior Executive Officers and Outside Directors and the First Federal Bancorp, Inc. 2002 Stock Option and Incentive Plan (collectively, the "First Federal Stock Option Plans"). First Federal has furnished to Park, as part of Section 3.02(a) of the First Federal Disclosure Schedule, a true, complete and correct copy of each of the First Federal Stock Option Plans, and a list of all participants in each of the First Federal Stock Option Plans as of the date of this Agreement, which list identifies the number of First Federal Shares subject to First Federal Stock Options held by each such participant, the exercise price of each such First Federal Stock Option and the dates each such First Federal Stock Option was granted, becomes exercisable and expires.

      (b) As of the date of this Agreement, except for this Agreement and the First Federal Stock Options, there are no options, warrants, calls, rights, commitments or agreements of any character to which First Federal is a party or by which it is bound, obligating First Federal to issue, deliver or sell, or cause to be issued, delivered or sold, any additional First Federal Shares or obligating First Federal to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of First Federal to repurchase, redeem or otherwise acquire any First Federal Shares except for such obligations arising under the First Federal Stock Option Plans.

      (c) Except as disclosed in Section 3.02(c) of the First Federal Disclosure Schedule, since September 30, 2003, First Federal has not (i) issued or permitted to be issued any First Federal Shares, or securities exercisable for or convertible into First Federal Shares, other than upon exercise of the First Federal Stock Options granted prior to the date hereof under the First Federal Stock Option Plans; (ii) repurchased, redeemed or otherwise acquired, directly or indirectly through any Subsidiary or otherwise, any First Federal Shares; or
            (iii) declared, set aside, made or paid to the shareholders of First Federal dividends or other distributions on or in respect of the outstanding First Federal Shares.

      (d) As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of First Federal, and no securities or other instruments or obligations of First Federal, the value of which is in any way based upon or derived from any capital or voting stock of First Federal, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which First Federal shareholders may vote are issued or outstanding.

      3.03. First Federal Subsidiaries

      The First Federal Subsidiaries are the only Subsidiaries of First Federal. First Federal owns beneficially and of record all of the issued and outstanding equity securities of FFSB and FFSB owns beneficially and of record all of the issued and outstanding equity securities of each of Firstfedco and MCT. There are no options, warrants, calls, rights, commitments or agreements of any character to which First Federal or any First Federal Subsidiary is a party or by which any of them is bound obligating any First Federal Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any additional equity securities of any First Federal Subsidiary (other than to First Federal or FFSB), or obligating First Federal or any First Federal Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments, understandings or arrangements relating to First Federal's or FFSB's rights to vote or to dispose of the equity securities of any First Federal Subsidiary which it owns and all of the equity securities of the First Federal Subsidiaries held by First Federal or FFSB are fully paid and non-assessable and are owned by First Federal or FFSB free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever. Except as disclosed in
Section 3.03 of the First Federal Disclosure Schedule, First Federal does not own of record or beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, other than the First Federal Subsidiaries.

      For purposes of this Agreement, "Subsidiary" has the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

      3.04. Corporate Proceedings

      (a) This Agreement has been (i) duly executed and delivered by duly authorized officers of First Federal and (ii) approved by the board of directors of First Federal.

      (b) The board of directors of First Federal has duly adopted resolutions (i) declaring that it is in the best interests of First Federal's shareholders that First Federal enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (ii) confirming the intention on the date of such adoption to recommend the adoption of this Agreement by the shareholders of First Federal and (iii) directing the President to call a Special Meeting of Shareholders for the purpose of considering and acting upon a proposal to approve and adopt the Merger Agreement (the "First Federal Meeting"), which resolutions have not been subsequently rescinded, modified or withdrawn in any way as of the date of execution of this Agreement and which will not be subsequently rescinded, modified or withdrawn in any way prior to the Closing Date, except that the resolutions set forth in clauses (b)(i) and
            (ii) above may be rescinded if and to the extent that the board of directors of First Federal reasonably determines in good faith after consultation with First Federal's Financial Advisors and upon written advice of counsel to First Federal that consummation of the transactions contemplated by this Agreement could reasonably be expected to constitute a breach of the board of directors' fiduciary duties to the shareholders of First Federal.

      (c) Subject to the adoption of this Agreement by the First Federal shareholders (by a majority of the outstanding First Federal Shares, unless the board of directors of First Federal recommends against the adoption of this Agreement, in which case, by 75% of the outstanding First Federal Shares) and to the filing of all requisite applications with Regulatory Authorities and the receipt of all requisite approvals by Governmental Authorities and Regulatory Authorities, First Federal has all requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder.

      3.05. Authorized and Effective Agreement

      Assuming the due authorization, execution and delivery by Park and Merger Corp., this Agreement constitutes the legal, valid and binding obligation of First Federal, enforceable against First Federal in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. First Federal has the right, power, authority and capacity to execute and deliver this Agreement and, subject to the required adoption of this Agreement by the First Federal shareholders, the obtaining of appropriate approvals by Regulatory Authorities and Governmental Authorities and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

      3.06. Financial Statements of First Federal

      (a) The audited consolidated financial statements of First Federal consisting of consolidated balance sheets as of September 30, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended September 30, 2003, 2002 and 2001, including the related notes and the report thereon of BKD LLP and (b) the unaudited consolidated balance sheet as of March 31, 2004 (the "First Federal Balance Sheet Date") and the related unaudited consolidated statements of income and cash flows for the three months and six months ended March 31, 2004, of First Federal (collectively, all of such consolidated financial statements are referred to as the "First Federal Financial Statements"), copies of which are included in Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB filed by First Federal with the SEC, comply as to form in all material respects with applicable accounting requirements and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial condition of First Federal as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to First Federal in the absence of full footnotes).

      3.07. Absence of Undisclosed Liabilities

      Except as set forth in the First Federal Financial Statements or in
Section 3.07 of the First Federal Disclosure Schedule and except as arising under this Agreement, neither First Federal nor any First Federal Subsidiary has any debts, liabilities, guarantees or obligations (whether accrued, absolute, contingent or otherwise) as of the date hereof, other than debts, liabilities, guarantees and obligations which, individually or in the aggregate, do not exceed $10,000. Except as set forth in Section
3.07 of the First Federal Disclosure Schedule, all debts, liabilities, guarantees and obligations of First Federal and the First Federal Subsidiaries incurred since the First Federal Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

      3.08. Absence of Changes

      Except (a) as otherwise publicly disclosed in press releases issued by First Federal, or (b) as set forth in Section 3.08 of the First Federal Disclosure Schedule, since the First Federal Balance Sheet Date: (i) there has not been any material adverse change in the business, operations, assets or financial condition of First Federal and the First Federal Subsidiaries taken as a whole and, to the knowledge of First Federal, no fact or condition exists which First Federal believes will cause a material adverse effect in the future; and (ii) First Federal has not taken or permitted any of the actions described in Section 5.01(b) of this Agreement. For purposes of this Agreement, an individual will be deemed to have "knowledge" of a particular fact or other matter if:

      (x)   such individual is actually aware of such fact or other matter;
            or

      (y) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

First Federal or Park will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving as a director or executive officer of such corporation or of a Subsidiary of such corporation, has, or at any time had, knowledge of such fact or other matter.

      3.09. Loan Documentation

      The documentation ("Loan Documentation") governing or relating to the loan and credit-related assets ("Loan Assets") included in the loan portfolio of each First Federal Subsidiary is legally sufficient for the purposes intended thereby and creates enforceable rights of such First Federal Subsidiary in accordance with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. [SECTION] 1818(b) or by appointment of a conservator by the FDIC, and except for such insufficiencies as would not reasonably be expected to have a material adverse effect on First Federal and the First Federal Subsidiaries taken as a whole. Except as set forth in Section 3.09 of the First Federal Disclosure Schedule, no debtor under any of the Loan Documentation has asserted any claim or defense with respect to the subject matter thereof. Except as set forth in Section 3.09 of the First Federal Disclosure Schedule, none of the First Federal Subsidiaries is a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of First Federal or any First Federal Subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with either First Federal or any First Federal Subsidiary. To the knowledge of First Federal and FFSB, all loans and extensions of credit that have been made by a First Federal Subsidiary comply with applicable regulatory limitations and procedures.

      3.10. Allowance for Loan Losses

      Except as set forth in Section 3.10 of the First Federal Disclosure Schedule, there is no loan which was made by any First Federal Subsidiary and which is reflected as an asset of First Federal or any First Federal Subsidiary on the First Federal Financial Statements that (a)(i) is 90 days or more delinquent, (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss" or (iii) has been designated by management of First Federal or such First Federal Subsidiary as "special mention," and (b) the default by the borrower under which would reasonably be expected to have a material adverse effect on First Federal or FFSB. The allowance for loan losses reflected on the First Federal Financial Statements was, as of each respective date, determined in accordance with GAAP and in accordance with all rules and regulations applicable to First Federal and the First Federal Subsidiaries and was adequate as of the respective date thereof to provide for reasonably anticipated losses on outstanding loans, except for such failures and inadequacies that would not reasonably be expected to have a material adverse effect on First Federal or FFSB.

      3.11. Reports and Records

      First Federal and the First Federal Subsidiaries have filed all reports and maintained all books and records required to be filed or maintained by them under the rules and regulations of the OTS, the FHLB of Cincinnati, the FDIC and the SEC, except for such reports and records the failure to file or maintain which would not reasonably be expected to have a material adverse effect on First Federal. The books and records of First Federal and the First Federal Subsidiaries have been fully, properly and accurately maintained in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly reflect the substance of events and transactions included therein. All such documents and reports complied in all material respects with other applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein.

      3.12. Taxes

      Except as set forth in Section 3.12 of the First Federal Disclosure Schedule, First Federal and the First Federal Subsidiaries have timely filed all returns, statements, reports and forms (including, without limitation, elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the "Tax Returns") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including, without limitation, any interest, penalties or additions to tax with respect thereto, individually a "Tax," and collectively, "Taxes") required to be filed with the appropriate tax authority. Such Tax Returns were true, correct and complete in all material respects. First Federal and the First Federal Subsidiaries have paid and discharged all Taxes due (whether reflected on such Tax Returns or otherwise), other than such Taxes that are adequately reserved as shown on the First Federal Financial Statements (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) or have arisen in the ordinary course of business since the First Federal Balance Sheet Date. Except as set forth in Section 3.12 of the First Federal Disclosure Schedule, neither the Internal Revenue Service (the "IRS") nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of First Federal, is threatening to assert against First Federal or any First Federal Subsidiary any deficiency or claim for additional Taxes. There are no unexpired waivers by First Federal or any First Federal Subsidiary of any statute of limitations with respect to Taxes. No extension of time within which to file any Tax Return (for a period with respect to which the statute of limitations has not expired) has been filed, or has been requested or granted. The accruals and reserves for Taxes reflected in the First Federal Financial Statements (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate for the periods covered. First Federal and the First Federal Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of First Federal or any First Federal

Subsidiary, other than liens for current Taxes not yet due and payable. Neither First Federal nor any First Federal Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Except as set forth in
Section 3.12 of the First Federal Disclosure Schedule, neither First Federal nor any First Federal Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code. Neither First Federal nor any First Federal Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which First Federal is or was the common parent corporation. Neither First Federal nor any First Federal Subsidiary has any liability for the Taxes of any other person or entity under Treasury Department Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. None of the assets of First Federal or any First Federal Subsidiary is property which First Federal or the First Federal Subsidiary is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of First Federal or any First Federal Subsidiary directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of First Federal or any First Federal Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither First Federal nor any First Federal Subsidiary is, and none have been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement. Neither First Federal nor any First Federal Subsidiary is a party to any joint venture, partnership or other entity, agreement or contract that could be treated as a partnership for federal income tax purposes. First Federal has not made, nor is it bound by, any election under Section 197 of the Code. Neither First Federal nor any First Federal Subsidiary has any excess loss account (as defined in Treasury Department Regulation Section 1.1502-19) with respect to the stock of any First Federal Subsidiary. First Federal has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

      3.13. Property and Title

      Section 3.13 of the First Federal Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by First Federal or any First Federal Subsidiary and used in the business of First Federal or any First Federal Subsidiary (collectively, the "First Federal Real Properties"). True and complete copies of all leases of First Federal Real Properties to which First Federal or any First Federal Subsidiary is a party have been provided to Park in Section 3.13 of the First Federal Disclosure Schedule. Such leasehold interests have not been assigned or subleased. All First Federal Real Properties which are owned by First Federal or any First Federal Subsidiary are free and clear of all mortgages, liens, security interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except
(a) those set forth in Section 3.13 of the First Federal Disclosure Schedule; (b) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and (c) liens for current Taxes not yet due and payable. First Federal and the First Federal Subsidiaries own, and are in rightful possession of, and have good title to, all of the other assets indicated in the First Federal Financial Statements as being owned by First Federal or any First Federal Subsidiary, free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except (x) those described in the Section 3.13 of the First Federal Disclosure Schedule and (y) those assets disposed of in the ordinary course of business consistent with past practices. All of the assets of First Federal and the First Federal Subsidiaries are in good operating condition, except for normal maintenance and routine repairs, and are reasonably adequate to continue to conduct the respective businesses of First Federal and the First Federal Subsidiaries as such businesses are presently being conducted.

      3.14. Legal Proceedings

      Except as set forth in Section 3.14 of the First Federal Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or appealable or, to the knowledge of First Federal and the First Federal Subsidiaries, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding against or by First Federal or any First Federal Subsidiary.

      3.15. Regulatory Matters

      None of First Federal, the First Federal Subsidiaries and their respective properties is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OTS, the FHLB of Cincinnati, the FDIC and the SEC) or the supervision or regulation of First Federal or FFSB (collectively, the "Regulatory Authorities"). Neither First Federal nor any First Federal Subsidiary has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding or similar arrangement, commitment letter, supervisory letter or similar submission.

      3.16. No Conflict

      Except as set forth in Section 3.16 of the First Federal Disclosure Schedule, subject to the required adoption of this Agreement by the shareholders of First Federal, receipt of the required approvals of Governmental Authorities and Regulatory Authorities and expiration of applicable regulatory waiting periods, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by First Federal do not and will not (a) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (i) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any administrative agency or commission or other federal, state or local governmental authority or instrumentality (each, a "Governmental Authority") applicable to First Federal or any First Federal Subsidiary or any of their respective properties; (ii) the articles of incorporation or amended and restated code of regulations of First Federal or the governing instruments of any First Federal Subsidiary; (iii) any material agreement, indenture or instrument to which First Federal or any First Federal Subsidiary is a party or by which any of them or of their respective properties or assets may be bound; or (iv) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to First Federal or any First Federal Subsidiary; (b) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of First Federal or any First Federal Subsidiary, except to the extent that such creation or acceleration will not have a material adverse effect on First Federal; or (c) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by First Federal or any First Federal Subsidiary.

      3.17. Brokers, Finders and Others

      Except for the fees paid or payable to Keefe, Bruyette & Woods, Inc. ("First Federal's Financial Advisors"), there are no fees or commissions of any sort whatsoever claimed by, or payable by, First Federal or any First Federal Subsidiary to, any broker, finder, intermediary, attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

      3.18. Employment Agreements

      Except as disclosed in Section 3.18 of the First Federal Disclosure Schedule, neither First Federal nor any First Federal Subsidiary is a party to any employment, change in control, severance or consulting agreement not terminable at will or obligated to pay any severance bonus or other compensation as a result of the Merger. Neither First Federal nor any First Federal Subsidiary is a party to, bound by or negotiating, any collective bargaining agreement, nor are any of their respective employees represented by any labor union or similar organization. First Federal and the First Federal Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither First Federal nor any First Federal Subsidiary has engaged in any unfair labor practice, other than practices that individually or in the aggregate would not reasonably be expected to have a material adverse effect on First Federal.

      3.19. Employee Benefit Plans

      (a) Section 3.19(a) of the First Federal Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Pension Plans as defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, "welfare plans" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years), other than those described in Department of Labor ("DOL") Reg. [SECTIONS] 2510.3-1(b) through (k), 2510.3-2(d), 2510.3-3(b), by (i) First Federal or any First Federal Subsidiary and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants"), officer or former officer (the "Officers"), or director or former director (the "Directors") of First Federal or any First Federal Subsidiary participates or to which any such Employees, Consultants, Officers or Directors are parties or (ii) any ERISA Affiliate (as defined below) (collectively, the "Compensation and Benefit Plans"). Neither First Federal nor any First Federal Subsidiary has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except to the extent required by applicable law.

      (b) Except as described in Section 3.19(b) of the First Federal Disclosure Schedule, each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS and First Federal is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of First Federal, threatened, legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither First Federal nor any First Federal Subsidiary has, directly or indirectly, engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject First Federal or any First Federal Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

      (c) No liability (other than for payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC") which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by First Federal or any First Federal Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
            Section 4001(a)(15) of ERISA, currently or formerly maintained by either of them, or any single-employer plan of any entity (an "ERISA Affiliate Plan") which is considered one employer with First Federal under Section 4001(a)(14) of ERISA or
            Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate"). None of First Federal, any First Federal Subsidiary or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to First Federal's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the DOL, the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of
            Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

      (d) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan have been timely made or have been reflected on the First Federal Financial Statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
            Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of First Federal, any First Federal Subsidiary and/or any ERISA Affiliate (i) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code and (ii) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

      (e) Except as disclosed in Section 3.19(e) of the First Federal Disclosure Schedule, neither First Federal nor any First Federal Subsidiary has any obligations to provide retiree health or retiree life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as disclosed in Section 3.19(e) of the First Federal Disclosure Schedule, there has been no communication to Employees by First Federal or any First Federal Subsidiary that would reasonably be expected to promise or guarantee such Employees retiree health or retiree life insurance or other retiree death benefits on a permanent basis.

      (f) First Federal and the First Federal Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

      (g) With respect to each Compensation and Benefit Plan, if applicable, First Federal has provided or made available to Park, true and complete copies of: (i) the most recently restated version of each plan document and all subsequent amendments thereto; (ii) the most recently restated version of each trust instrument and insurance contract and all subsequent amendments thereto; (iii) the two most recent annual returns (Forms 5500) and financial statements; (iv) the most recently restated summary plan descriptions and all subsequent summaries of material modifications; (v) forms filed with the PBGC within the twelve consecutive months ending immediately before the date hereof (other than for premium payments); (vi) the most recent determination letter issued by the IRS with respect to each Compensation and Benefit Plan that is intended to comply with Code [SECTION] 401(a); (vii) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed with the IRS within the twenty-four consecutive months ending immediately before the date hereof; and (viii) the most recent nondiscrimination tests performed under ERISA and the Code (including but not limited to Code Section 401(k) and 401(m) tests).

      (h) Except as disclosed in Section 3.19(h) of the First Federal Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective
            Time), reasonably be expected to (i) entitle any Employee, Officer, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, except as required by law or
            (iii) result in any material increase in benefits payable under any Compensation and Benefit Plan.

      (i) Except as disclosed on Section 3.19(i) of the First Federal Disclosure Schedule, neither First Federal nor any First Federal Subsidiary maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

      (j) Except as disclosed on Section 3.19(j) of the First Federal Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of First Federal, Park or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of First Federal on a consolidated basis, regardless of whether such payment is reasonable compensation for personal services performed or to be performed in the future.

      3.20. Compliance with Laws

      Except with respect to Environmental Laws and Taxes, each of First Federal and the First Federal Subsidiaries:

      (a) has been and is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended ("CRA"), the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on First Federal and the First Federal Subsidiaries taken as a whole. First Federal and the First Federal Subsidiaries have taken all actions necessary to be in compliance with applicable privacy regulations under the Gramm-Leach-Bliley Act of 1999 and any other laws relating to privacy practices;

      (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental

            Authorities and Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a material adverse effect on First Federal or any First Federal Subsidiary; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them has been threatened in writing; and

      (c) has received no written notification or communication from any Governmental Authority or Regulatory Authority, (i) asserting that First Federal or any First Federal Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority or Regulatory Authority enforces, except as set forth in examination reports of the Regulatory Authorities; or (ii) threatening to revoke any license, franchise, permit or governmental authorization, which has not been resolved to the satisfaction of the Governmental Authority or Regulatory Authority that sent such notification or communication. There is no event which has occurred that, to the knowledge of First Federal, would reasonably be expected to result in the revocation of any such license, franchise, permit or governmental authorization.

      3.21  Insurance

      (a) Section 3.21 of the First Federal Disclosure Schedule lists all of the insurance policies, binders or bonds maintained by First Federal or any First Federal Subsidiary and a description of all claims filed by First Federal and the First Federal Subsidiaries against the insurers of First Federal and the First Federal Subsidiaries since October 1, 2000. First Federal and the First Federal Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of First Federal and the First Federal Subsidiaries reasonably have determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect, neither First Federal nor any First Federal Subsidiary is in material default thereunder and all claims thereunder have been filed in due and timely fashion.

      (b) The savings accounts and deposits of FFSB are insured up to applicable limits by the FDIC in accordance with the Federal Deposit Insurance Act, and FFSB has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

      3.22. Governmental and Third-Party Proceedings

      Except as set forth in Section 3.22 of the First Federal Disclosure Schedule, no consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority, Regulatory Authority or any other third party is required to be made or obtained by First Federal or any First Federal Subsidiary in connection with the execution, delivery or performance by First Federal of this Agreement or the consummation by First Federal of the transactions contemplated hereby, except for: (a) filings of applications and notices, as applicable, with and the approval of certain federal banking authorities; (b) the filing of the appropriate certificate of merger with the Ohio Secretary of State pursuant to the OGCL; and (c) the adoption of this Agreement by the First Federal shareholders. As of the date hereof, First Federal is not aware of any reason why the approvals set forth in Section 8.03(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 8.03(b).

      3.23. Contracts

      Section 3.23 of the First Federal Disclosure Schedule sets forth a true and complete list of all contracts, agreements, commitments, arrangements or other instruments in existence as of the date of this Agreement (other than those which have been performed completely and those related to loans made by First Federal or any First Federal Subsidiary, deposits in any First Federal Subsidiary, investment securities held by First Federal or any First Federal Subsidiary, borrowings by First Federal or any First Federal Subsidiary or contracts listed or referenced elsewhere in the First Federal Disclosure Schedule): (a) which involve the payment by or to First Federal or any First Federal Subsidiary of more than $25,000 in connection with the purchase of property or goods or the performance of services; or (b) which are not in the ordinary course of their respective businesses. True, complete and correct copies of all such contracts have been delivered to Park. Neither First Federal nor any First Federal Subsidiary, nor, to the knowledge of First Federal, any other party thereto, is in default under any such contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

      3.24. Environmental Matters

      Except as otherwise disclosed in Section 3.24 of the First Federal Disclosure Schedule:

      (a) First Federal and the First Federal Subsidiaries are and have been at all times in compliance in all material respects with all applicable Environmental Laws, and, to the knowledge of First Federal, neither First Federal nor any First Federal Subsidiary has engaged in any activity in violation of any applicable Environmental Law;

      (b)(i) to the knowledge of First Federal, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court, Governmental Authority or Regulatory Authority are pending or have been threatened in writing in connection with any activities of First Federal or any First Federal Subsidiary or any First Federal Real Properties or improvements thereon, and (ii) to the knowledge of First Federal, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court, Governmental Authority or Regulatory Authority are pending or threatened in writing in connection with any real properties in respect of which any First Federal Subsidiary has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the "First Federal Real Estate Collateral");

      (c) to the knowledge of First Federal, no claims are pending or threatened in writing by any third party against First Federal or any First Federal

            Subsidiary, or with respect to the First Federal Real Properties or improvements thereon, or the First Federal Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance which have not been resolved to the satisfaction of the parties involved;

      (d) no Hazardous Substances have been integrated into the First Federal Real Properties or improvements thereon or any component thereof, or, to the knowledge of First Federal, the First Federal Real Estate Collateral or improvements thereon or any component thereof in such manner or quantity as (i) may reasonably be expected to or in fact would pose a threat to human health or (ii) would reasonably be expect to have a material adverse effect on First Federal;

      (e) to the knowledge of First Federal, no portion of the First Federal Real Properties or improvements thereon, or the First Federal Real Estate Collateral or improvements thereon is located within 500 feet of (i) a release of Hazardous Substances which has been reported or is required to be reported under any Environmental Law or (ii) the location of any site used, in the past or presently, for the disposal of any Hazardous Substance; and

      (f) neither First Federal nor any First Federal Subsidiary has knowledge that (i) any of the First Federal Real Properties or improvements thereon or the First Federal Real Estate Collateral or improvements thereon has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (ii) any of the business operations of First Federal or any First Federal Subsidiary have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (iii) any of the First Federal Real Properties or improvements thereon, or the First Federal Real Estate Collateral or improvements thereon have in the past or presently contain underground storage tanks, friable asbestos materials or PCB-containing equipment.

For purposes of this Agreement, (a) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended; the Hazardous Materials Transportation Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; the Safe Drinking Water Act, as amended; the Clean Air Act, as amended; the Occupational Safety and Health Act of 1970, as amended; the Hazardous & Solid Waste Amendments Act of 1984, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, as of the date of this Agreement;

and (b) "Hazardous Substances" means, at any time: (i) any "hazardous substance" as defined in [SECTION]101(14) of CERCLA or regulations promulgated thereunder; (ii) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law as of the date of this Agreement; and (iii) friable asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

      3.25. Takeover Laws

      Unless Park is an "interested shareholder" within the meaning of OGCL Chapter 1704, no action is required to be taken by First Federal in order to comply with any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other anti-takeover laws or regulations of Ohio (collectively, "Takeover Laws") with respect to this Agreement and the transactions contemplated hereby.

      3.26. Risk Management Instruments

      None of First Federal nor the First Federal Subsidiaries has any material interest rate swaps, caps, floors, option agreements, futures and forward contracts or other similar risk management arrangements, whether entered into for First Federal's own account, or for the account of any First Federal Subsidiary or any of their respective customers. Neither First Federal nor any First Federal Subsidiary, nor to First Federal's knowledge any other party thereto, is in breach of any of its obligations under any interest rate swap, cap, floor, option agreement, futures or forward contract or other similar risk management arrangement as to which First Federal or a First Federal Subsidiary has any interest.

      3.27. Repurchase Agreements

      None of First Federal nor any First Federal Subsidiary has purchased securities subject to an agreement to resell.

      3.28. Investment Securities

      Except as disclosed in Section 3.28 of the First Federal Disclosure Schedule, each of First Federal and the First Federal Subsidiaries has good title to all securities held by it (except securities sold under repurchase agreement or held in any fiduciary or agency capacity), free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any person or persons whatsoever, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure the obligations of First Federal or any First Federal Subsidiary or as collateral for public funds. Such securities are valued on the books of First Federal and the First Federal Subsidiaries in accordance with GAAP.

      3.29. SEC Filings

      The First Federal Shares are registered with the SEC pursuant to
Section 12(g) of the Exchange Act. First Federal has filed all reports and proxy statements required to be filed by it with the SEC pursuant to the Exchange Act. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.30. Fiduciary Responsibilities

      To First Federal's knowledge, during the applicable statute of limitations period, (a) each First Federal Subsidiary has properly administered all accounts (if any) for which it acts as a fiduciary or agent, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian or conservator in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, and (b) neither any First Federal Subsidiary nor any Director, Officer or Employee of any First Federal Subsidiary acting on behalf of such First Federal Subsidiary has committed any breach of trust with respect to any such fiduciary or agency account and the accountings of each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account. Neither First Federal nor any First Federal Subsidiary has acted as an investor advisor. To the knowledge of First Federal, there is no investigation or inquiry by any Regulatory Authority pending or threatened against or affecting any First Federal Subsidiary relating to the compliance by such First Federal Subsidiary with sound fiduciary principles and applicable regulations.

      3.31. Intellectual Property

      Except as set forth in Section 3.31 of the First Federal Disclosure Schedule, (a) First Federal and the First Federal Subsidiaries own, or have all rights necessary to use (in each case, free and clear of any liens, obligations for royalties or transfer restrictions, except for licenses for commonly available software and licenses to use interfaces or data that are contained in services agreements), all Intellectual Property (as defined below) used in or necessary for the conduct of their respective businesses as currently conducted, except to the extent that such failure to own or have all rights necessary to use would not reasonably be expected to have a material adverse effect on First Federal; (b) with respect to each item of Intellectual Property owned or used by First Federal or any First Federal Subsidiary immediately prior to the Effective Time: (i) such item is not, to First Federal's knowledge, subject to any outstanding injunction, judgment, order, decree, ruling, or charge to which First Federal or any First Federal Subsidiary is a party; (ii) to First Federal's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand to which First Federal or any First Federal Subsidiary is a party or of which First Federal or any First Federal Subsidiary has knowledge is pending, or, to the knowledge of First Federal or any First Federal Subsidiary, is threatened, claimed or asserted which challenges the legality, validity, enforceability, use or ownership of such item; and (iii) neither First Federal nor any First Federal Subsidiary has agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to such item, excluding agreements to indemnify under licenses for commonly available software and pertaining to licenses to use interfaces or data that are contained in services agreements; and (c) to First Federal's knowledge, no Intellectual Property owned by First Federal or any First Federal Subsidiary is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

      To the extent that any Intellectual Property is held by First Federal or any First Federal Subsidiary pursuant to any license, sublicense, agreement or permission (excluding licenses for commonly available software and licenses to use interfaces or data that are contained in services agreements): (A) such license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; and (B) to First Federal's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder.

      With respect to all Intellectual Property of First Federal or any First Federal Subsidiary which constitutes trade secrets: First Federal and the First Federal Subsidiaries have taken all reasonable security precautions to prevent disclosure or misuse of the item.

      To First Federal's knowledge, neither First Federal nor any First Federal Subsidiary has interfered with, infringed upon, misappropriated or otherwise violated any Intellectual Property rights of third parties, and none of the Directors, Officers or Employees of First Federal or any First Federal Subsidiary has received since October 1, 2000, any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including without limitation any claim that First Federal and the First Federal Subsidiaries must license or refrain from using any Intellectual Property right of any party).

      Neither First Federal nor FFSB has granted any material license or other permission to any third party to use any of its Intellectual Property.

      For purposes of this Agreement, "Intellectual Property" shall mean trademarks and service marks, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions and discoveries that may be patentable, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets; copyrightable works; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.

      3.32. First Federal Books and Records

      True and complete copies of all documents listed in the First Federal Disclosure Schedule have been made available or provided to Park. The books of account, stock record books and other financial and corporate records of First Federal and the First Federal Subsidiaries, all of which have been made available to Park, are complete and correct in all material respects, except for portions of records of various meetings that relate specifically to the consideration of the transactions contemplated by this Agreement.

      3.33. CRA Compliance

      Neither First Federal nor any First Federal Subsidiary has received any notice of non-compliance with the applicable provisions of CRA and the regulations promulgated thereunder, and FFSB has received a CRA rating of satisfactory or better from the OTS as a result of its most recent CRA examination. Neither First Federal nor any First Federal Subsidiary knows of any fact or circumstance or set of facts or circumstances which would be reasonably likely to cause First Federal or any First Federal Subsidiary to receive any notice of non-compliance with such provisions or cause the CRA rating of First Federal or FFSB to fall below satisfactory.

      3.34. Ownership of Park Shares

      As of the date hereof, except as otherwise disclosed in Section 3.34 of the First Federal Disclosure Schedule, neither First Federal nor any First Federal Subsidiary nor, to the knowledge of First Federal, any of their affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly, any shares of Park or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Park.

      3.35. Fairness Opinion

      The board of directors of First Federal has received the opinion of First Federal's Financial Advisors dated the date of this Agreement to the effect that the consideration to be received by the First Federal shareholders in the Merger is fair, from a financial point of view, to the First Federal shareholders, and such opinion has not been withdrawn or modified.

                                ARTICLE FOUR
           REPRESENTATIONS AND WARRANTIES OF PARK AND MERGER CORP.

      Each of Park and Merger Corp. hereby represents and warrants to First Federal that:

      4.01. Corporate Status

      Park is an Ohio corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). Merger Corp. is an Ohio corporation. Each of Park and Merger Corp. is duly organized, validly existing and in good standing under the laws of the State of Ohio and has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and, subject to the obtaining of appropriate approvals of Governmental Authorities and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement.

      4.02. Corporate Proceedings

      All corporate proceedings of Park and Merger Corp. necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly and validly taken. This Agreement has been duly executed and delivered by duly authorized officers of each of Park and Merger Corp.

      4.03. Authorized and Effective Agreement

      Assuming the due authorization, execution and delivery by First Federal, this Agreement constitutes the legal, valid and binding obligation of each of Park and Merger Corp., enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of Park and Merger Corp. has the right, power, authority and capacity to execute and deliver this Agreement and, subject to the obtaining of appropriate approvals by Governmental Authorities and Regulatory Authorities and the expiration of applicable regulatory waiting periods, to perform their obligations under this Agreement.

      4.04. No Conflict

      Subject to the receipt of the required approvals of Governmental Authorities and Regulatory Authorities and the expiration of applicable regulatory waiting periods, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by Park and Merger Corp. do not and will not (a) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (i) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to Park or Merger Corp. or any of their respective properties; (ii) the articles of incorporation or code of regulations of Park or Merger Corp.; (iii) any material agreement, indenture or instrument to which Park or Merger Corp. is a party or by which either or them or their respective properties or assets may be bound; or (iv) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Park or Merger Corp.; (b) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Park or Merger Corp., except to the extent that such creation or acceleration will not have a material adverse effect on Park; or (c) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Park or Merger Corp.

      4.05. SEC Filings

      Park has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Exchange Act. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.06. Brokers, Finders and Others

      There are no fees or commissions of any sort whatsoever claimed by, or payable by Park or Merger Corp. to, any broker, finder, intermediary, attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

      4.07. Governmental and Third-Party Proceedings

      No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority, Regulatory Authority or any other third party is required to be made or obtained by Park or Merger Corp. in connection with the execution, delivery or performance by Park or Merger Corp. of this Agreement or the consummation by Park or Merger Corp. of the transactions contemplated hereby, except for: (a) filings of applications or notices, as applicable, with and the approval of certain federal banking authorities; and (b) the filing of the appropriate certificate of merger with the Ohio Secretary of State pursuant to the OGCL. As of the date hereof, Park and Merger Corp. are not aware of any reason why the approvals set forth in Section 8.03(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 8.03(b).

      4.08. Financial Ability to Perform; Compliance with Regulations

      Park and Merger Corp. have the financial wherewithal to perform their respective obligations under this Agreement. To Park's knowledge, Park and Merger Corp. are, and will be immediately following the transactions contemplated by this Agreement, in compliance with all applicable capital, debt, financial and non-financial regulations of federal and state banking agencies having primary regulatory jurisdiction over them, except where failure to comply would not have a material adverse effect on Park.

      4.09. Ownership of First Federal Shares

      As of the date hereof, neither Park nor Merger Corp., nor to the knowledge of Park or any of Park's affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly, any First Federal Shares or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any First Federal Shares.

      4.10. Absence of Changes

      Except as otherwise publicly disclosed in press releases issued by Park before the date of this Agreement, since March 31, 2004, there has not been any material adverse change in the business, operations, assets or financial condition of Park and, to the knowledge of Park, no fact or condition exists that Park believes will cause such a material adverse change before the Closing.

      4.11. Takeover Laws

      Park has taken all action necessary to be taken by Park in order to comply with any applicable Takeover Laws in connection with this Agreement and the transactions contemplated hereby.

                                ARTICLE FIVE
                     FURTHER COVENANTS OF FIRST FEDERAL

      5.01. Operation of Business

      First Federal covenants to Park that, throughout the period from the date of this Agreement to and including the Closing:

      (a) Conduct of Business. First Federal's business, and the business of the First Federal Subsidiaries, will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Park, First Federal will not, and will cause the First Federal Subsidiaries not to, take any action that would be inconsistent with any representation or warranty of First Federal set forth in this Agreement or which would cause a breach of any such representation or warranty if made at or immediately following such action, except as may be required by applicable law or regulation;

      (b) Changes in Business and Capital Structure. Except as provided for by this Agreement, set forth in the First Federal
            Disclosure Letter or as otherwise approved expressly in writing by Park, First Federal will not, and will cause the First Federal Subsidiaries not to:

            (i) sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of the assets of First Federal or any First Federal Subsidiary, tangible or intangible, except in the ordinary course of business for full and fair consideration actually received;

            (ii) make any capital expenditure or capital additions or improvements which individually exceed $5,000 or exceed $10,000 in the aggregate;

            (iii) become bound by or enter into any material contract, commitment or transaction which is other than in the ordinary course of its business or which is not terminable by First Federal or the relevant First Federal Subsidiary without penalty or which would impair the ability of First Federal to perform its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement;

            (iv) declare, pay or set aside for payment any dividends or make any distributions on First Federal Shares other than quarterly cash dividends in an amount not to exceed $.06 per First Federal Share and consistent with First Federal's historical dividend payment practices;

            (v) purchase, redeem, retire or otherwise acquire any of its capital shares;

            (vi) issue, or grant any option or right to acquire, any of its capital shares other than the issuance of First Federal Shares pursuant to the exercise of First Federal Stock Options outstanding as of the date of this Agreement;

            (vii) effect, directly or indirectly, any share split,
                  recapitalization, combination, exchange of shares, readjustment or other reclassification;

            (viii) amend or propose to amend any of the governing documents of First Federal or any First Federal Subsidiary except as otherwise expressly contemplated by this Agreement;

            (ix) acquire any real property or all or any portion of the assets, business, deposits or properties of any other entity other than in the ordinary and usual course of business consistent with past practice (A) by way of foreclosures or (B) by acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith;

            (x) enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Director, Officer, Consultant or Employee of First Federal or any First Federal Subsidiary, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; provided, however, that First Federal or a First Federal Subsidiary may (A) take such actions in order to satisfy either applicable law or contractual obligations, including those arising under its benefit plans, existing as of the date hereof and disclosed in the First Federal Disclosure Schedule, or regular annual renewals of insurance contracts; (B) terminate its defined contribution retirement plan at any time before the Effective Time, with benefit distributions deferred until the IRS issues a favorable determination with respect to the terminating plan's tax-qualified status upon termination and with First Federal (or the relevant First Federal Subsidiary) and Park to cooperate in good faith to apply for such approval and to agree upon associated plan termination amendments that shall, among other things, provide for the application of all assets of a terminating plan for its participants, and allow plan participants not only to receive lump-sum distributions of their benefits but also to transfer those benefits to a qualified retirement plan maintained by Park; and (C) terminate any of its welfare benefit plans at any time before the Effective Time;

            (xi) hire any full-time employee, other than replacement employees for positions then existing, announce or pay any general wage or salary increase or bonus, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any Officer, Director or Employee of First Federal or any First Federal Subsidiary, except, in each case, for changes that are required by applicable law, to satisfy contractual obligations existing as of the date hereof that are disclosed in the First Federal Disclosure Schedule, or to pay pre-announced compensation set forth in the First Federal Disclosure Schedule;

            (xii) except for amounts as may be obtained with the right of prepayment at any time without penalty or premium, borrowings on an overnight or daily basis, and deposit taking in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

            (xiii) enter into or terminate any contract, other than a loan or deposit contract, requiring the payment or receipt of $25,000 or more in any 12-month period or $50,000 in the aggregate or amend or modify in any material respect any of its existing material contracts, except as set forth in the First Federal Disclosure Schedule;

            (xiv) implement or adopt any change in its accounting
                  principles, practices or methods, other than as may be required by GAAP;

            (xv) waive or cancel any right of material value or material debts, except in the ordinary course of business consistent with past practices;

            (xvi) make or change any Tax election or Tax accounting method, file any federal income Tax Return or any amended Tax Return, settle any Tax claim or assessment or consent to the extension or waiver of any statute of limitations with respect to Taxes;

            (xvii) originate or issue a commitment to originate (A) any loan secured by one- to four-family residential real estate in a principal amount of $350,000 or more, (B) any loan secured by nonresidential real estate that causes the aggregate amount outstanding to a single borrower to equal $350,000 or more or (C) any other loan in a principal amount of $50,000 or more;

            (xviii) establish any new lending programs or make any changes in its policies concerning which persons may approve loans;

            (xix) enter into any securities transactions for its own
                  account or purchase or otherwise acquire any investment security for its own account, other than investments in money-market funds and investments in securities permissible by law to secure public funds as such investments need to be made in the ordinary course of securing such deposits;

            (xx) enter into any interest rate swaps or derivative or hedge contracts;

            (xxi) increase or decrease the rate of interest paid on time deposits or certificates of deposits, except in a manner and consistent with past practices in relation to rates prevailing in the relevant First Federal Subsidiary's market;

            (xxii) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase I environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials including asbestos and petroleum products; provided, however, that the relevant First Federal Subsidiary shall not be required to obtain such a report with respect to single-family, non-agriculture residential property of one acre or less to be foreclosed upon unless it has reason to believe such property may contain any such pollutants, contaminants, waste materials including asbestos or petroleum products;

            (xxiii) take any action that would result in (A) any of its representations or warranties contained in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article Eight not being satisfied or
                  (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation;

            (xxiv) cause any material adverse change in the amount or
                  general composition of deposit liabilities other than in the ordinary course of business;

            (xxv) make any material investment other than in the ordinary course of business; or

            (xxvi) enter into any agreement to do any of the foregoing.

      (c) Maintenance of Property. First Federal and the First Federal Subsidiaries will use their commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

      (d) Performance of Obligations. First Federal and the First Federal Subsidiaries will perform all of their respective obligations under all material agreements relating to or affecting their respective properties, rights and businesses.

      (e) Maintenance of Business Organization. First Federal will, and will cause the First Federal Subsidiaries to, use their commercially reasonable efforts to maintain and preserve their respective business organizations intact; to retain present key Employees; and to maintain the respective relationships of customers, suppliers and others having business relationships with them. First Federal will not, and will cause the First Federal Subsidiaries not to, take any action or omit to take any action which would terminate or enable any Employee of First Federal or any First Federal Subsidiary to terminate such Employee's employment or employment agreement without cause and continue thereafter to receive compensation.

      (f) Insurance. First Federal and the First Federal Subsidiaries will maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them at the First Federal Balance Sheet Date, and upon the renewal or termination of such insurance, First Federal and the First Federal Subsidiaries will use their commercially reasonable efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained by them at the First Federal Balance Sheet Date.

      (g) Access to Information. Following the public announcement of this Agreement made jointly by First Federal and Park, First Federal will, and will cause the First Federal Subsidiaries, to: (i) take all action reasonably necessary to afford to Park and to its officers, employees, attorneys, accountants and other advisors and representatives reasonable and prompt access during normal business hours and any other mutually agreeable times during the period prior to the Effective Time or the termination of this Agreement to all of their respective properties, and, to the extent First Federal or any First Federal Subsidiary has or may provide such access, to First Federal Real Estate Collateral (including for purposes of inspection and investigation for soil and groundwater tests), books, records, Tax Returns and reports, financial statements, contracts and commitments, and any work papers relating to any of the foregoing; (ii) furnish to Park any and all documents, copies of documents, and information (A) concerning compliance and/or noncompliance with Environmental Laws and with respect to the past, present or suspected future presence of Hazardous Substances on the First Federal Real Properties and First Federal Real Estate Collateral, including but not limited to environmental audit and Phase I environmental reports, and (B) concerning First Federal's and the First Federal Subsidiaries' affairs as Park may reasonably request; (iii) afford full access to Park to First Federal's and the First Federal Subsidiaries' Officers, Directors, Employees and agents in order that Park may have full opportunity to make such investigation as it shall desire to make of the business and affairs of First Federal and the First Federal Subsidiaries; and (iv) authorize Park's representatives to inquire of Government Authorities, and inspect the files of those Governmental Authorities, with respect to the environmental conditions on and about the First Federal Real Properties and First Federal Real Estate Collateral.

            During the period from the date of this Agreement to the Effective Time, First Federal will promptly furnish Park with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same will become available. Notwithstanding any other provisions of this
            Section 5.01(g), (x) neither Park nor any of its subsidiaries or officers, employees, attorneys, accountants, other advisors or representatives shall unreasonably interfere with the business operations of First Federal or any of the First Federal Subsidiaries; (y) First Federal and the First Federal Subsidiaries may, in their reasonable discretion, limit the access of Park to the Employees of First Federal and the First Federal Subsidiaries whose work product First Federal reasonably wishes to keep confidential, provided that, in any event, Century or another bank Subsidiary of Park may conduct such interviews of the Employees of First Federal and the First Federal Subsidiaries as are reasonable, necessary and appropriate under all applicable laws to allow Century or such other bank Subsidiary of Park to determine whether to offer employment to any of such Employees; and (z) First Federal shall not provide access to minutes of meetings or portions of minutes and other records that relate specifically to the consideration of the transactions contemplated by this Agreement.

      (h) Payment of Taxes. First Federal will, and will cause the First Federal Subsidiaries to, timely file all Tax Returns required to be filed on or before the Effective Time, and accrue for and pay any Tax shown on such Tax Returns to be due.

      (i) Risk Management. Except as required by applicable law or regulation or by the OTS or the FDIC, neither First Federal nor any First Federal Subsidiary will (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risks; or
            (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

      (j) Exercise of First Federal Stock Options. First Federal will take the action reasonably necessary to enable each holder of unexercised First Federal Stock Options under the First Federal Stock Option Plans to exercise such First Federal Stock Options before the Effective Time.

      5.02. Notification

      Between the date of this Agreement and the Closing Date, First Federal will promptly notify Park in writing if First Federal becomes aware of any fact or condition that (a) causes or constitutes a breach of any of First Federal's representations and warranties or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the First Federal Disclosure Schedule, First Federal will promptly deliver to Park a supplement to the First Federal Disclosure Schedule specifying such change ("Updated First Federal Disclosure Schedule"); provided, however, that the disclosure of such change in the Updated First Federal Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by Park. During the same period, First Federal will promptly notify Park of (i) the occurrence of any uncured breach of any of the covenants of First Federal contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to First Federal, to result in a material adverse effect with respect to First Federal. In addition, if at any time prior to the Effective Time, any event or circumstance relating to First Federal or any of its Officers or Directors should be discovered which should be set forth in a supplement to the Proxy Statement, First Federal shall promptly inform Park.

      5.03. Acquisition Proposal

      From and after the date hereof, First Federal will not, directly or indirectly, through any of its Officers, Directors, Employees, agents or advisors solicit, initiate or knowingly encourage, including by means of furnishing information, any proposals, offers or inquiries from any person or entity, or discuss or negotiate with any such person or entity, regarding any acquisition or purchase of 20% or more of the outstanding shares of any class of voting securities, or 20% or more of the assets or deposits of, First Federal or any First Federal Subsidiary, or any merger, tender or exchange offer, consolidation or business combination involving, First Federal or any First Federal Subsidiary (collectively, "Acquisition Proposals"). The foregoing sentence shall not apply, however, to the consideration, negotiation and consummation of an Acquisition Proposal not solicited or initiated by First Federal or any First Federal Subsidiary or any of their respective Officers, Directors, agents or affiliates if, and to the extent that, the board of directors of First Federal determines in good faith after consultation with First Federal's Financial Advisors and upon written advice of legal counsel to First Federal that failure to consider such Acquisition Proposal could reasonably be expected to constitute a breach of its fiduciary duties to the First Federal shareholders under Ohio law; provided, however, that First Federal shall give Park prompt notice of any such Acquisition Proposal and keep Park promptly informed regarding the substance thereof and the response of the First Federal board of directors thereto. First Federal shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Park with respect to any Acquisition Proposal and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal.

      5.04. Delivery of Information

      First Federal shall furnish to Park promptly after such documents are available (a) all reports, proxy statements or other communications by First Federal to its shareholders generally and (b) all press releases relating to any transactions.

      5.05. Takeover Laws

      First Federal shall take all necessary steps to (a) comply with (or continue to comply with) the requirements of any applicable Takeover Law and provisions under its articles of incorporation and amended and restated code of regulations, as applicable, by action of the board of directors of First Federal or otherwise, and (b) assist in any challenge by Park to the validity, or applicability to the Merger, of any Takeover Law.

      5.06. Merger of Subsidiaries

      In the event that Park shall request, First Federal shall take such actions, and shall cause FFSB to take such actions, as may reasonably be required in order to effect, at or after the Effective Time, the merger of FFSB with and into Century; provided, however, that such merger shall not take effect until after (a) the Merger and (b) the merger of the Surviving Corporation with and into Park.

      5.07. Accounting Policies

      After the shareholders of First Federal have approved the Merger and after the receipt of necessary regulatory approvals, on or before the Effective Time and at the request of Park, First Federal shall cause the First Federal Subsidiaries to promptly (a) establish and take such reserves and accruals to conform the First Federal Subsidiaries' loan, accrual and reserve policies to Century's policies; (b) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or writedown of various assets and other appropriate accounting adjustments; and (c) recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, to the extent permitted by law and consistent with GAAP and the fiduciary duties of the Officers and Directors of First Federal and the First Federal Subsidiaries; provided, however, that neither First Federal nor any First Federal Subsidiary shall be obligated to make any such changes or adjustments until the satisfaction of all unwaived conditions set forth in Sections 8.02 and 8.03, and further provided that no basis for termination of this Agreement by any party pursuant to Article Eleven is then extent.

                                 ARTICLE SIX
                          FURTHER COVENANTS OF PARK

      6.01. Access to Information

      Park shall furnish to First Federal promptly after such documents are available (a) all reports, proxy statements or other communications by Park to its shareholders generally and (b) all press releases relating to any transactions.

      6.02. Employees; Employee Benefits

      (a) All Employees of First Federal or any First Federal Subsidiary as of the date of this Agreement who are actively employed at the Effective Time and who are offered employment by Century or another bank Subsidiary of Park ("Continuing Employees") at the Effective Time and who are not currently covered by a written employment or severance agreement with First Federal or any First Federal Subsidiary, shall be employed as at will employees of Century or such other bank Subsidiary of Park. Continuing Employees will be eligible to participate in Park's benefit plans on the earliest date permitted by each such plan, with credit for years of service, for purposes of eligibility and vesting (but not for the purpose of accrual of benefits or the allocation of employer contributions), with
(i) First Federal or the relevant First Federal Subsidiary and, (ii) to the extent credit would have been given by First Federal or the relevant First Federal Subsidiary for years of service with a predecessor (including any business organization acquired by First Federal or the relevant First Federal Subsidiary), years of service with a predecessor of First Federal or the relevant First Federal Subsidiary. Park shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitation did not apply to a pre-existing condition under First Federal's or any First Federal Subsidiary's equivalent plan) and eligibility waiting period under group health plans with respect to Continuing Employees and their eligible dependents to be waived. Immediately prior to the Effective Time, Continuing Employees will be paid in cash for any accrued and unused sick leave and vacation to which such Continuing Employees are entitled under First Federal's or the relevant First Federal Subsidiary's relevant policies, and, following the Effective Time, such Continuing Employees will be subject to Park's policies with respect to sick leave and vacation. Employees of First Federal or any First Federal Subsidiary who are actively employed at the Effective Time and who have loans from First Federal or a First Federal Subsidiary on which the interest rate is reduced while the Employee continues to be employed by First Federal or the relevant First Federal Subsidiary shall from and after the Effective Time and until the repayment of such loans, whether such Employees of First Federal or any First Federal Subsidiary are terminated or become Continuing Employees, receive the reduction in the interest rate on such loans which is equivalent to the reduction in interest rate received by employees of Century on loans which they have with Century; provided, however, that if (i) at any time after the Effective Time, a Continuing Employee voluntarily terminates his or her employment with Century or the other bank Subsidiary of Park employing the Continuing Employee or (ii) a Continuing Employee's employment is terminated for cause, such Continuing Employee will no longer receive the interest rate reduction provided for in this sentence from and after the date of termination of employment. The foregoing covenants shall survive the Merger, and Park shall before the Effective Time adopt resolutions that amend its tax-qualified retirement plans to provide for the First Federal or the relevant First Federal Subsidiary service credits referenced herein.

      (b) Any Employee of First Federal or any First Federal Subsidiary immediately before the Effective Time who is not currently covered by a written employment or severance agreement with First Federal or a First Federal Subsidiary and who is not offered employment by Century or another bank Subsidiary of Park immediately at the Effective Time on terms and conditions substantially comparable to the terms and conditions of the employee's employment by First Federal or a First Federal Subsidiary and at an office located within 50 miles of the main office of FFSB shall receive:
(i) a severance payment equal to the product of one week of the Employee's then current salary multiplied by the number of total years of service as an Employee of First Federal or a First Federal Subsidiary; (ii) payment for vacation and sick time that is unused and accrued consistent with the terms of First Federal's or the relevant First Federal Subsidiary's vacation and sick pay policies in effect on the date of this Agreement;
(iii) outplacement consultation services for a period of six months following the Effective Time; and (iv) any other benefits or payments to which the Employee is entitled under the terms of any Compensation and Benefit Plan or under FFSB's Employee Handbook or as otherwise protected or required by law.

      (c) Messrs. J. William Plummer and Larry W. Snode and Ms. Connie Ayres LaPlante will be treated as having been terminated for other than Just Cause (as defined in their current employment agreements) at the Effective Time and shall receive (i) the severance and other payments and benefits contemplated by Section 4(a)(ii) of their current employment agreements, (ii) payment for vacation and sick pay that are unused and accrued consistent with the terms of First Federal's or the relevant First Federal Subsidiary's vacation and sick pay policies in effect on the date of this Agreement and (iii) any other benefits or payments to which they are entitled under the terms of any Compensation and Benefit Plan or under FFSB's Employee Handbook or as otherwise protected or required by law.. Any Employee of First Federal or any First Federal Subsidiary entitled to a payment under this Section 6.02(c) shall be entitled to elect to defer receipt of such payment until January 1, 2005. Park shall also honor the

Agreement Not to Compete among First Federal, FFSB and J. William Plummer dated May 19, 2004.

      (d)   Prior to the Effective Time, Messrs. Thomas N. Sulens and Jack
W. Imes will each be offered a new employment agreement with Century or another bank Subsidiary of Park to be effective as of the Effective Time, which new employment agreement will replace and supersede his current employment agreement and will contain substantially the same terms and conditions as are provided under his current employment agreement with FFSB, provided that the term of the new employment agreement will end on the second anniversary of the Closing Date. In the event that Mr. Sulens or Mr. Imes does not enter into a new employment agreement with Century or another bank Subsidiary as contemplated by the foregoing sentence, he will continue to be employed under the terms of his current employment agreement for the remaining term of such agreement.

      (e)   Park shall also cause continuation coverage in accordance with
Section 4980B of the Code to be available to all eligible employees (and, if applicable, their eligible dependents) of First Federal and/or the First Federal Subsidiaries who were covered under a First Federal or First Federal Subsidiary group health plan and who cease to be employees of First Federal or any First Federal Subsidiary as of the Effective Time, and all former eligible employees (and, if applicable, their eligible dependents) who are receiving or are eligible to receive, upon election, such continuation coverage under a First Federal or First Federal Subsidiary group health plan as of the Effective Time.

      (f) If amounts payable or available to any Employee of First Federal or any First Federal Subsidiary under this Agreement or on account of events associated with the effect of this Agreement are to be reduced under the Employee's current employment agreement to avoid penalties under Sections 280G and 4999 of the Internal Revenue Code, the Employee will be entitled to elect the payment, benefit or benefits (or combination of payments, benefit or benefits) against which the reduction will be applied and Park, Century and all Park Subsidiaries will be bound by that election. This election will be based on information provided by Park and calculations performed, at Park's expense, by Crowe Chizek and Company LLP, or such other independent accounting or compensation consulting company selected by Park, subject to review by the Employee, and must be made, in writing, no later than 30 days after the date the information and calculations described in this sentence are provided to the Employee.

      (g)   The covenants in this Section 6.02 shall survive the Merger.

      6.03. Notification

      Between the date of this Agreement and the Closing Date, Park will promptly notify First Federal in writing if Park becomes aware of any fact or condition that (a) causes or constitutes a breach of any of the representations and warranties of Park and Merger Corp. or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Park will promptly notify First Federal of (i) the occurrence of any material incurred breach of any of the covenants of Park or Merger Corp. contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (iii) the occurrence of any event or circumstance relating to Park or any of its officers or directors which is required by applicable law or regulation to be set forth in a supplement to the Proxy Statement.

      6.04. Officers' and Directors' Indemnification

      (a) For a period of three years after the Effective Time, Park shall, to the fullest extent permitted by applicable law, and consistent with the terms and conditions of the articles of incorporation and amended and restated code of regulations of First Federal or the governing documents of the relevant First Federal Subsidiary, indemnify, defend and hold harmless, and provide advancement of expenses to, each individual who is a current or former Director or Officer of First Federal or any First Federal Subsidiary (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions of such Director or Officer in the course of his or her duties as a Director or Officer of First Federal or any First Federal Subsidiary occurring prior to the Effective Time; provided that Park shall not be obligated to indemnify a Director or Officer for acts or omissions of such Director or Officer that were beyond the scope of the duties of such Director or Officer as a Director or Officer of First Federal or any First Federal Subsidiary. Any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law for indemnification shall be made by the court in which the claim, action, suit or proceeding was brought or by independent counsel (which shall not be counsel that provides material services to Park) selected by Park and reasonably acceptable to such Indemnified Party. As a condition to receiving such indemnification, the Indemnified Party shall assign to Park, by separate writing, all right, title and interest in and to the proceeds of the Indemnified Party's applicable insurance coverage, if any, including insurance maintained or provided by Park, First Federal or the relevant First Federal Subsidiary to the extent of such indemnity. No Indemnified Party shall be entitled to such indemnification with respect to a claim (i) if such Indemnified Party fails to cooperate in the defense and investigation of such claim as to which indemnification may be made, (ii) made by such Indemnified Party against Park, any Subsidiary of Park, First Federal or any First Federal Subsidiary arising out of or in connection with this Agreement, the transactions contemplated hereby or the conduct of the business of Park, the Subsidiary of Park, First Federal or any First Federal Subsidiary, or
(iii) if such person fails to deliver such notices as may be required under any applicable directors' and officers' liability insurance policy to preserve any possible claims of which the Indemnified Party is aware, to the extent such failure results in the denial of payment under such policy.

      (b) Park shall designate one of the following two alternatives for providing directors' and officers' liability coverage for the Directors and Officers of First Federal and the First Federal Subsidiaries: (i) First Federal shall obtain extended reporting or "tail" coverage for three years under the director and officer liability policy currently maintained by First Federal and the First Federal Subsidiaries or (ii) subject to First Federal and the First Federal

Subsidiaries providing all requested information and representations to Park's directors' and officers' liability insurance carrier, Park shall add a rider, to be effective at the Effective Time, to Park's existing directors' and officers' liability insurance policy covering the acts and omissions of the Officers and Directors of First Federal and the First Federal Subsidiaries occurring prior to the Effective Time and to continue such rider for a period of three years.

      6.05. Century Board of Directors

      Park agrees to take all action, consistent with applicable laws and regulations, necessary to appoint each of the directors of First Federal who is not, currently or at the Effective Time, an Employee of either First Federal or any First Federal Subsidiary (an "Outside First Federal Director"), to the board of directors of Century, effective as of the Effective Time.

                                ARTICLE SEVEN
                     FURTHER OBLIGATIONS OF THE PARTIES

      7.01. Cooperative and Necessary Further Action

      Subject to the terms and conditions of this Agreement, each of First Federal, Merger Corp. and Park agrees to use its reasonable best efforts in good faith to satisfy all conditions to this Agreement and to cause the consummation of the transactions contemplated by this Agreement, and to take, or cause to be taken, all necessary actions and to execute all additional documents, agreements and instruments that may be reasonably required, in the opinion of counsel for First Federal and counsel for Park, to satisfy all legal requirements of the State of Ohio and of the United States, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable.

      7.02. Press Releases

      Each of Park, Merger Corp. and First Federal shall not make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto as to the form and contents of such press release or public announcement, except to the extent that such press release or public announcement may be required by law or the rules of the American Stock Exchange or The Nasdaq Stock Market to be made before such consent can be obtained.

      7.03. Proxy Statement; First Federal Meeting

      (a) As promptly as reasonably practical following the date hereof, First Federal shall prepare, in consultation with Park and with Park's cooperation, and file with the SEC mutually acceptable proxy materials (including all amendments or supplements thereto, the "Proxy Statement") relating to the matters to be submitted to the First Federal shareholders at the First Federal Meeting. First Federal shall promptly notify Park upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall promptly provide Park with copies of all correspondence between First Federal and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, First Federal (i) shall provide Park with a reasonable opportunity to review and comment on such document or response,
            (ii) shall include in such document or response all comments reasonably proposed by Park, and (iii) shall not file or mail such document or respond to the SEC prior to receiving Park's approval, which approval shall not be unreasonably withheld or delayed.

      (b) Each of First Federal and Park agrees, as to itself and its Subsidiaries, that none of the information to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, as of the date such Proxy Statement is mailed to shareholders of First Federal and up to and including the date of the First Federal Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. All information about First Federal and the First Federal Subsidiaries included in the Proxy Statement will be deemed to have been supplied by First Federal. All information about Park and its Subsidiaries included in the Proxy Statement will be deemed to have been supplied by Park.

      (c) Each of First Federal and Park agrees, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to cooperate in taking the necessary steps to correct the Proxy Statement.

      (d) First Federal shall, as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the First Federal Meeting, regardless of whether the board of directors of First Federal determines at any time that this Agreement or the Merger is no longer advisable or recommends that the shareholders of First Federal reject this Agreement or the Merger. The First Federal board of directors shall recommend to its shareholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement, unless the board of directors of First Federal reasonably determines in good faith after consultation with First Federal's Financial Advisors and upon written advice of counsel to First Federal that such a recommendation would constitute a breach of its fiduciary duties to the shareholders of First Federal.

      7.04. Regulatory Applications

      Park and First Federal and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings not later than 30 days after the date of this Agreement and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Park and First Federal shall provide all information required from them in order to enable the other to make necessary filings. Such information shall be delivered within five business days of a written request for such information. Each of Park and First Federal shall have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated hereby. Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its Subsidiary to any third party or Governmental or Regulatory Authority.

      7.05. Confidentiality

      The parties to this Agreement acknowledge the confidential and proprietary nature of the information as hereinafter described which has heretofore been exchanged and which will be received from each other hereunder (the "Information") and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement, or Information which is required to be furnished or used in connection with legal proceedings. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party. Upon the written request of the disclosing party, upon termination of this Agreement, the other parties will promptly return or destroy Information in their possession and certify to the disclosing party that the party has done so.

      7.06. No Conflicting Actions

      Park shall not enter into any agreement or transaction, undertake any obligation, indebtedness or liability, or take any acts or actions that are reasonably likely to materially impair or preclude Park's ability to obtain the Governmental Authority or Regulatory Authority to consummate the transactions contemplated by this Agreement without the imposition of a condition, restriction or requirement of the type described in Section 8.03(b).

                                ARTICLE EIGHT
           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

      8.01. Conditions to the Obligations of Park and Merger Corp.

      The obligations of Park and Merger Corp. under this Agreement shall be subject to the satisfaction, or written waiver by Park and Merger Corp. prior to the Closing Date, of each of the following conditions precedent:

      (a) The representations and warranties of First Federal set forth in this Agreement (without giving effect to any material adverse effect, materiality or similar qualifiers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except (i) that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date; and (ii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on First Federal or any First Federal Subsidiary; and Park and Merger Corp. shall have received a certificate, dated the Closing Date, signed on behalf of First Federal by the chief executive officer and the chief financial officer of First Federal to such effect.

      (b) First Federal shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing and the closing deliveries required by Section 9.03 of this Agreement; and Park and Merger Corp. shall have received a certificate, dated the Closing Date, signed on behalf of First Federal by the chief executive officer and the chief financial officer of First Federal to such effect.

      (c) First Federal shall have obtained the consent or approval of each person (other than Governmental Authorities and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation, Merger Corp. or Park.

      (d) The consolidated net income of First Federal, excluding any merger related expenses (including, without limitation, payments under employment contracts, severance agreements, investment banking fees and legal and accounting fees), for the period from April 1, 2004 through the month-end immediately preceding the Closing Date shall be not less than $400,000.

      8.02. Conditions to the Obligations of First Federal

      The obligations of First Federal under this Agreement shall be subject to satisfaction, or written waiver by First Federal prior to the Closing Date, of each of the following conditions precedent:

      (a) The representations and warranties of Park and Merger Corp. set forth in this Agreement (without giving effect to any material adverse effect, materiality or similar qualifiers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that (i) representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date; and (ii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on Park and its Subsidiaries; and First Federal shall have received a certificate, dated the Closing Date, signed on behalf of Park and Merger Corp. by the chief executive officer and the chief financial officer of each of Park and Merger Corp. to such effect.

      (b) Each of Park and Merger Corp. shall have performed in all material respects all of their covenants and obligations under this Agreement to be performed by them on or prior to the Closing Date, including those related to the Closing and the closing deliveries required by Section 9.02 of this Agreement; and First Federal shall have received a certificate, dated the Closing Date, signed on behalf of Park and Merger Corp. by the chief executive officer and the chief financial officer of each of Park and Merger Corp. to such effect.

      (c) Park and Merger Corp. shall have obtained the consent or approval of each person (other than Governmental Authorities and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on Park.

      (d) First Federal shall have received from First Federal's Financial Advisors an opinion reasonably acceptable to First Federal dated as of the date of the Proxy Statement to the effect that the consideration to be received by the holders of the First Federal Shares in the Merger is fair to the holders of the First Federal Shares from a financial point of view.

      8.03. Mutual Conditions

      The obligations of First Federal, Park and Merger Corp. under this Agreement shall be subject to the satisfaction, or written waiver by First Federal, Park and Merger Corp. prior to the Closing Date, of each of the following conditions precedent:

      (a) The shareholders of First Federal shall have duly adopted this Agreement by the required vote.

      (b) All approvals of Governmental Authorities and Regulatory Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain any conditions, restrictions or requirements which Park reasonably determines would either before or after the Effective Time (i) have a material adverse effect on Park and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger; or (ii) prevent Park from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby which Park currently anticipates obtaining.

      (c) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No Governmental Authority or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, deemed applicable, threatened, commenced a proceeding with respect to or entered any statute, rule, regulation, judgment, decree, injunction or other order prohibiting consummation of the transactions contemplated by this Agreement or making the Merger illegal.

                                ARTICLE NINE
                                   CLOSING

      9.01. Closing

      The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Park, 50 North Third Street, Newark, Ohio 43055, (a) on a date and at a time mutually agreeable to the parties, which date shall not be earlier than the third business day to occur after the last of the conditions set forth in Article Eight shall have been satisfied or waived in accordance with the terms of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) or later than the last business day of the month in which such third business day occurs, provided no such election shall cause the Closing to occur on a date after that specified in Section 11.01(b)(i) of this Agreement or after the date or dates on which any Governmental Authority or Regulatory Authority approval or any extension thereof expires; or (b) such other date to which the parties agree in writing. The date of the Closing is sometimes herein called the "Closing Date."

      9.02. Closing Deliveries Required of Park and Merger Corp.

      At the Closing, Park and Merger Corp. shall cause all of the following to be delivered to First Federal:

      (a) A certificate of merger duly executed by Merger Corp. in accordance with Section 1701.81 of the OGCL and in appropriate form for filing with the Ohio Secretary of State.

      (b)   The certificates of Park and Merger Corp. contemplated by
            Section 8.02(a) and (b) of this Agreement.

      (c) Copies of all resolutions adopted by the directors of Park and Merger Corp. and by the shareholders of Merger Corp. approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or the assistant secretary of Park and Merger Corp., dated as of the Closing Date, and certifying (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

      9.03. Closing Deliveries Required of First Federal

      At the Closing, First Federal shall cause all of the following to be delivered to Park:

      (a) A certificate of merger duly executed by First Federal in accordance with Section 1701.81 of the OGCL and in appropriate form for filing with the Ohio Secretary of State.

      (b) The certificates of First Federal contemplated by Sections 8.01(a) and (b) of this Agreement.

      (c) Copies of all resolutions adopted by the directors and the shareholders of First Federal approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or the assistant secretary of First Federal, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

      (d) A statement issued by First Federal pursuant to Treasury Department Regulation Section 1.897-2(h), in a form reasonably acceptable to Park, dated not more than 30 days prior to the Closing Date, certifying that the First Federal Shares are not a U.S. real property interest.

                                 ARTICLE TEN
          NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

      10.01. Non-Survival of Representations, Warranties and Covenants

      The representations, warranties and covenants of Park, Merger Corp. and First Federal set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Article Six, this Article Ten, Article Eleven and Article Twelve); except that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Park or First Federal (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either First Federal or Park.

                               ARTICLE ELEVEN
                                 TERMINATION

      11.01. Termination

      This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether prior to or after this Agreement has been adopted by the shareholders of First Federal:

      (a) By mutual written agreement of First Federal, Merger Corp. and Park duly authorized by action taken by or on behalf of their respective boards of directors;

      (b) By either First Federal or Park and Merger Corp., duly authorized by action taken by or on behalf of their respective boards of directors, upon written notification to the non-terminating party by the terminating party, if:

            (i) at any time after June 30, 2005, the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party; or

            (ii) any event occurs which, in the reasonable opinion of either Park and Merger Corp. or First Federal, would preclude satisfaction of any of the conditions set forth in Section 8.03 of this Agreement;

      (c) By Park and Merger Corp., duly authorized by action taken by or on behalf of their boards of directors, by providing written notice to First Federal, if:

            (i) prior to the Closing Date, any representation and warranty of First Federal shall have become untrue such that the condition set forth at Section 8.01(a) would not be satisfied and which breach has not been cured within 30 days following receipt by First Federal of written notice of breach or is incapable of being cured during such time period; or

            (ii) First Federal shall have failed to comply in any material respect with any covenant or agreement on the part of First Federal contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 days following receipt by First Federal of written notice of such failure to comply or is incapable of being cured during such time period.

      (d) By First Federal, duly authorized by action taken by or on behalf of its board of directors, by providing written notice to Park and Merger Corp.:

            (i) if, prior to the Closing Date, any representation and warranty of Park or Merger Corp. shall have become untrue such that the condition set forth at Section 8.02(a) would not be satisfied and which breach has not been cured within 30 days following receipt by Park and Merger Corp. of written notice of breach or is incapable of being cured during such time period;

            (ii) if Park or Merger Corp. shall have failed to comply in any material respect with any covenant or agreement on the part of Park or Merger Corp. contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 days following receipt by Park and Merger Corp. of written notice of such failure to comply or is incapable of being cured during such time period; or

            (iii) if an Acquisition Proposal has been made, provided First
                  Federal made the determination as set forth in Section
                  5.03 and complied with its obligations under Section 5.03, and provided further that First Federal's ability to terminate pursuant to this subsection (d)(iii) is conditioned upon the payment by First Federal to Park of any amounts owed by First Federal to Park pursuant to
                  Section 11.02(b).

      11.02. Effect of Termination

      (a) If this Agreement is validly terminated by either First Federal or Park pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either First Federal or Park, except (i) that the provisions of Sections 5.03, 7.04, 7.07 and
            12.07 and this Section 11.02 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below.

      (b) In the event that any person or group shall have made an Acquisition Proposal prior to termination, and (i) after receipt of such Acquisition Proposal this Agreement is terminated by the First Federal board of directors or the shareholders of First Federal fail to approve the Merger and
            (ii) within one year thereafter any Acquisition Proposal is accepted by the First Federal board of directors or an Acquisition Proposal is consummated, then First Federal shall pay to Park, by wire transfer of same day funds, within two business days thereafter, a termination fee of $1,920,000. After such payment, neither Park nor Merger Corp. shall have any further right to payment from First Federal or any First Federal Subsidiary in connection with this Agreement.

      (c) In the event any action, suit, proceeding or claim is commenced or asserted by a party against another party and/or any director or officer of such other party relating, directly or indirectly, to this Agreement, it is expressly agreed that no party shall be entitled to obtain any punitive, exemplary, treble or consequential damages of any type under any circumstances in connection with such action, suit, proceeding or claim, regardless of whether such damages may be available under law, the parties hereby waiving their rights, if any, to recover any such damages in connection with any such action, suit, proceeding or claim.

                               ARTICLE TWELVE
                                MISCELLANEOUS

      12.01. Notices

      All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All notices thereunder shall be delivered to the following addresses:

                  If to First Federal, to:

                  First Federal Bancorp, Inc.
                  505 Market Street
                  Zanesville, Ohio 43701
                  Attn: J. William Plummer, President and Chief Executive
                        Officer
                  Facsimile Number: (740) 453-9257

                  If to Park or Merger Corp., to:

                  Park National Corporation
                  50 North Third Street
                  Newark, Ohio 43055
                  Attn: C. Daniel DeLawder, President and Chief Executive
                        Officer
                  Facsimile Number: (740) 349-3765

Any party to this Agreement may, by notice given in accordance with this
Section 12.01, designate a new address for notices, requests, demands and other communications to such party.

      12.02. Counterparts

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

      12.03. Entire Agreement

      This Agreement (including the exhibits, documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

      12.04. Successors and Assigns

      This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

      12.05. Captions

      The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

      12.06. Governing Law

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of federal law are applicable).

      12.07. Payment of Fees and Expenses

      Except as otherwise agreed in writing, each party hereto shall pay all of its own costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein. All fees to be paid to Governmental Authorities and Regulatory Authorities in connection with the transactions contemplated by this Agreement shall be borne by Park.

      12.08. Amendment

      From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the boards of directors of each of the Constituent Corporations and Park; except that after the First Federal Meeting, this Agreement may not be amended if it would violate the OGCL.

      12.09. Waiver

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

      12.10. Disclosure Schedule

      In the event of any inconsistency between the statements in the body of this Agreement and those in the First Federal Disclosure Schedule (other than an exception expressly set forth in the First Federal Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

      12.11. No Third-Party Rights

      Except as specifically set forth herein, nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      12.12. Waiver of Jury Trial

      Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

      12.13. Severability

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

 [Remainder of page intentionally left blank; signatures on following page]

      IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of Park, Merger Corp. and First Federal to be effective as of the date set forth in the first paragraph above.

ATTEST:                                PARK NATIONAL CORPORATION


/s/ Brenda L. Kutan                    By: /s/ C. Daniel DeLawder
-------------------------                  ----------------------
                                       Printed Name: C. Daniel DeLawder
                                                     ------------------
                                       Title: President
                                              ---------


ATTEST:                                PARK MERGER CORP.


/s/ Brenda L. Kutan                    By: /s/ C. Daniel DeLawder.
-------------------------                  -----------------------
                                       Printed Name: C. Daniel DeLawder
                                                     ------------------
                                       Title: President
                                              ---------


ATTEST:                                FIRST FEDERAL BANCORP, INC.


/s/ Ward D. Coffman                    By: /s/ J. William Plummer
-------------------------                  ----------------------
                                       Printed Name: J. William Plummer
                                                     ------------------
                                       Title: President/CEO
                                              -------------

                                AMENDMENT TO
                        AGREEMENT AND PLAN OF MERGER
                        ----------------------------

     THIS AMENDMENT (this "Amendment") to the Agreement and Plan of Merger, dated as of August 2, 2004 (the "Agreement"), by and among Park National Corporation ("Park"), Park Merger Corp. ("Merger Corp.") and First Federal Bancorp, Inc. ("First Federal"), is made and entered into as of September 15, 2004, by and among Park, Merger Corp. and First Federal.

                                 WITNESSETH:

      WHEREAS, Park has determined that, for certain desirable business purposes, after the merger of Merger Corp. with and into First Federal (the "Merger") and the subsequent merger of the surviving corporation of the Merger with and into Park, it will be more beneficial to merge (the "Subsidiary Merger") Century National Bank ("Century") with and into First Federal Savings Bank of Eastern Ohio ("FFSB") rather than merging FFSB into Century and to have converted FFSB to a national banking association charter immediately prior to the Subsidiary Merger so that the surviving entity in the Subsidiary Merger will be a national banking association; and

      WHEREAS, Section 12.08 of the Agreement provides that the Agreement may be amended only by an agreement in writing executed in the same manner as the Agreement, after authorization of such action by the boards of directors of each of the parties thereto; and

      WHEREAS, the Boards of Directors of each of the parties to the Agreement have authorized the execution of this Amendment;

      NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions set forth hereinafter and in the Agreement, Park, Merger Corp. and First Federal, intending to be legally bound hereby, agree as follows:

      1. The fourth "WHEREAS" clause on page one of the Agreement shall be replaced in its entirety with the following:

                  "WHEREAS, promptly following the merger of the surviving
            corporation in the Merger with and into Park, Century National Bank, a national banking association wholly owned by Park ("Century"), will merge with and into First Federal Savings Bank of Eastern Ohio, a stock federal savings bank now wholly owned by First Federal ("FFSB") which, immediately prior to the merger with Century, will have converted to a national banking association charter so that the surviving entity in the merger of Century with and into FFSB will be a national banking association; and"

      2. Section 5.06 of the Agreement shall be replaced in its entirety with the following:

      "5.06.  Merger of Subsidiaries

      In the event that Park shall request, First Federal shall take such actions, and shall cause FFSB to take such actions, as may reasonably be required in order to effect, at or after the Effective Time, the merger of Century with and into FFSB and, immediately prior to such merger, the conversion of FFSB to a national banking association charter so that the surviving entity in the merger of Century with and into FFSB is a national banking association; provided, however, that such merger of Century with and into FFSB and conversion of FFSB to a national banking association charter shall not take effect until after (a) the Merger and (b) the merger of the Surviving Corporation with and into Park."

      IN WITNESS WHEREOF, this Amendment has been executed on behalf of Park, Merger Corp. and First Federal to be effective as of the date set forth in the first paragraph above.

ATTEST:                                PARK NATIONAL CORPORATION


Cindy M. Kosik                         By: /s/ C. Daniel DeLawder
-------------------------                  ----------------------
                                       Printed Name: C. Daniel DeLawder
                                                     ------------------
                                       Title: President
                                              ---------


ATTEST:                                PARK MERGER CORP.


Cindy M. Kosik                         By: /s/ C. Daniel DeLawder
-------------------------                  ----------------------
                                       Printed Name: C. Daniel DeLawder
                                                     ------------------
                                       Title: President
                                              ---------


ATTEST:                                FIRST FEDERAL BANCORP, INC.


A. B. DeWitt                           By: /s/ J. William Plummer
-------------------------                  ----------------------
                                       Printed Name: J. William Plummer
                                                     ------------------
                                       Title: President, CEO
                                              --------------

                                   ANNEX B

KEEFE, BRUYETTE & WOODS



_______________, 2004

Board of Directors
First Federal Bancorp, Inc.
505 Market Street
Zanesville, OH 43702

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the shareholders of First Federal Bancorp, Inc. ("First Federal"), of the consideration to be paid to First Federal shareholders in the merger (the "Merger") between First Federal and Park National Corporation, an Ohio corporation ("Park"). We have not been requested to opine as to, and our opinion does not in any manner address, First Federal's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated August 2, 2004, by and among First Federal and Park (the "Agreement"), at the effective time of the Merger, Park will acquire all of First Federal's issued and outstanding common shares. First Federal shareholders will receive $13.25 in cash per share.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by First Federal, including (i) the Agreement
(ii) Annual Reports for the years ended September 30, 2001, 2002 and 2003
(iii) Proxy Statements for the years ended September 30, 2001, 2002 and 2003 (iv) unaudited financial statements for the two quarters that will comprise the first half of the 2004 audit year: December 31, 2003 and March 31, 2004 (v) and other information we deemed relevant. We also discussed with senior management and directors of First Federal the current position and prospective outlook for First Federal. We reviewed financial and stock market data of other savings institutions and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.





Keefe, Bruyette & Woods * 211 Bradenton Ave. * Dublin, OH 43017
614.766.8400    * Fax 614.766.8406

Board of Directors
First Federal Bancorp, Inc.
August 2, 2004
Page 2




For Park, we reviewed (i) Annual Reports for the years ended December 31, 2001, 2002 and 2003, (ii) unaudited financial statements for the quarter ended March 31, 2004 (iii) and other information we deemed relevant. We also discussed with members of the senior management team of Park, the current position and prospective outlook for Park.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by First Federal and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from First Federal, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of First Federal's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of First Federal. We have further relied on the assurances of management of First Federal that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to Park or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to First Federal in connection with the Merger and will receive a fee for such services. In addition, First Federal has agreed to indemnify us for certain liabilities arising out of our engagement by First Federal in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by Park in the Merger is fair, from a financial point of view, to the shareholders of First Federal.

Board of Directors
First Federal Bancorp, Inc.
August 2, 2004
Page 3



This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of First Federal used to solicit shareholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of First Federal in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger.

Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette, & Woods, Inc.

                                   ANNEX C

[SECTION] 1701.85 Dissenting shareholder's demand for fair cash value of shares.

      (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

      (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

      (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

      (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

      (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

      (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share, and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding, and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

      (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

      (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

            (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

            (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

            (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

            (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

      (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

      (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                               REVOCABLE PROXY
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         FIRST FEDERAL BANCORP, INC.

                         FIRST FEDERAL BANCORP, INC.
                       SPECIAL MEETING OF SHAREHOLDERS
                              NOVEMBER 8, 2004

      The undersigned shareholder of First Federal Bancorp, Inc. ("Bancorp"), hereby constitutes and appoints John C. Matesich, III and Don R. Parkhill, or either of them, as the proxy or proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of Bancorp to be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio, on November 8, 2004, at 10:00 a.m., Eastern Standard Time (the "Special Meeting"), all of the shares of Bancorp that the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on each of the following proposals, which are described in the accompanying Proxy Statement:

1. The adoption and approval of the Agreement and Plan of Merger dated August 2, 2004, by and among Park National Corporation, Park Merger Corp. and First Federal Bancorp, Inc., as amended, and the transactions contemplated by that amended agreement:


            [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

2. In their discretion, upon such other business as may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting (including adjournment of the Special Meeting to allow for additional solicitation of shareholder votes in order to obtain a quorum or to obtain the required vote to adopt the Agreement and Plan of Merger and to approve the transactions contemplated by the Agreement and Plan of Merger, including the merger).


      The Board of Directors recommends a vote "FOR" proposal 1.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If this Proxy is executed and returned but no box is marked, the shares will be voted FOR proposal 1.

      All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Shareholders of Bancorp and of the accompanying Proxy Statement is hereby acknowledged.

      Please sign exactly as your name appears on your Stock
Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.





_______________________________        _______________________________
Signature                              Signature

_______________________________        _______________________________
Print or Type Name                     Print or Type Name

Dated: ________________________        Dated: ________________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA.